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                                                                    EXHIBIT 10.9

                  GREAT EARTH INTERNATIONAL FRANCHISING CORP.
                             FRANCHISE AGREEMENT

THIS FRANCHISE AGREEMENT ("Agreement") is made this _______ day of ______, 2000,
                                                                              -
by and between Great Earth International Franchising Corp., a Delaware corporation, with its principal place of business located at 140 Lauman Lane, Hicksville, New York 11801 ("Franchisor"), and XXXX & XXXX XXXX having a place
                                                    - ---- ----
of business located at XXXXXXXXXXXXXXXXX, XXXXXX, XX XXXXX ("Franchisee").
                       -----------------  ------  -- -----


                             W I T N E S S E T H:
                             --------------------

     Whereas, Franchisor has the rights to certain techniques, processes, plans, methods and systems from Great Earth Companies, Inc. and its subsidiaries (collectively, "GEC") for the distribution, marketing and sale of vitamins, minerals, nutritional supplements, food products, cosmetics, skin care products, bath products, and related products ("Great Earth Products"), having certain standards of quality and marketed under the "Great Earth" label and other trademarks of GEC and the right to license others to distribute, market and sell Great Earth Products in independent retail outlets with unique decor, design, and operational characteristics ("Retail Outlet");

     Whereas, Franchisor may from time to time approve other brands of vitamins, minerals, nutritional supplements, food products, cosmetics, skin care products, bath products, related products, and other products or merchandise in addition to Great Earth Products for sale in the Retail Outlet and may have the right at this or some future time to license the marketing and/or sale of certain products, including but not limited to, novelties, clothing, toys, posters, games, fixtures, equipment and all other merchandise and products sold at retail stores ("Other Products"), together with Great Earth Products (collectively, "Products"); and

     Whereas, GEC is the owner of certain proprietary marks registered with the United States Patent and Trademark Office, and common law trademarks and service marks, trade names, logo types, insignias, designs and other commercial symbols which Franchisor now or hereafter is authorized to use and does use or authorizes others to use to identify the Great Earth Products and the business conducted at and in the Retail Outlet (the "Marks"), and GEC has developed and licensed to Franchisor certain uniform standards of distribution, and/or display and sale of the prepared, packaged, distributed, and/or displayed and sold in the manner developed and established by GEC and licensed to Franchisor (the "Great Earth System" or the "System"); and

     Whereas, Franchisor may seek to obtain licenses for additional products and services which it can add to the Great Earth System; and

     Whereas, Franchisee desires to obtain from Franchisor the right, privilege, franchise and license to use the Great Earth System to sell Products through one Retain Outlet located within a specified geographical area; and

     Whereas, Franchisor desires to grant such right, privilege, franchise and license to Franchisee only under certain conditions that will protect the Great Earth System;

     NOW, THEREFORE, in consideration thereof and of the mutual covenants, conditions and agreements hereinafter set forth, each of which constitutes a material consideration of this Agreement, the Parties hereby covenant and agree as follows:

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                                   ARTICLE 1
                         GRANT OF LICENSE; TRADE MARKS


     1.1 Grant of Right.  Upon the terms and conditions set forth herein and
         --------------
except as otherwise provided in Section 2.2 (b) hereof, Franchisor hereby grants to Franchisee the personal right, privilege, and license to operate and maintain one Retail Outlet within the geographic area specified on Exhibit A attached hereto (the "Franchise Area") for the retail sale of the Products to be displayed and sold in accordance with the Great Earth System (the "Franchised Business").

     1.2 Exclusivity of Right.  So long as Franchisee complies with each and
         --------------------
every covenant, term and condition of this Agreement, Franchisor shall not, during the term of this Agreement, establish or license another person or entity to establish a Franchised Business in the Franchise Area. Except as specifically provided in this Section 1.2, the rights and franchise granted to Franchisee are nonexclusive. Franchisor reserves the right to establish and operate Retail Outlets and/or use the Great Earth System, the service mark "Great Earth" and the service marks incorporating the Great Earth logo (collectively, the "Name") and the Marks outside the Franchise Area on such terms and conditions as Franchisor deems appropriate and to use or license others to use any or all of the Name, the Marks, the System and the Proprietary Information (defined in Section 12.2 of this Agreement) for that purpose. Franchisee specifically acknowledges that Franchisor operates a mail order business and, without limiting the provisions of this Section 1.2, Franchisor reserves to itself, its parent, subsidiaries, affiliates or designees, the right to sell Products through mail order in the Franchise Area in an effort to promote the Name and Marks (in this regard, it is not the intention of Franchisor to diminish the market share of Franchisee with respect to Great Earth Products).

     1.3 Restricted and Required Use.
         ---------------------------

               (a) During the term of this Agreement, Franchisee shall use in connection with the operation of the Franchised Business the Name and such Marks as are set forth in the Operations Manual or as Franchisor may from time to time otherwise designate. Franchisee shall conduct the Franchised Business at the Retail Outlet only under the Name, such other derivatives thereof as Franchisor may designate from time to time, and the Marks. Franchisee shall not use the Name, the Marks or any part thereof in or as its corporate name.

               (b) Whenever Franchisee uses the Name or Marks, Franchisee shall identify itself as a Great Earth franchise, including, without limitations on invoices, order forms, receipts, and contracts as well as at such conspicuous places on the Retail Outlet as specified in the Operations Manual or as Franchisor may from time to time otherwise designate.

               (c) Franchisor shall have the right to require Franchisee to modify or discontinue use of the Name, or any of the Marks, and/or use one or more additional names or substitute names or marks if Franchisor deems modification, substitution or discontinuance necessary or desirable.

     1.4 Protection of Trade Name, Marks, Trade Secrets.
         ----------------------------------------------

               (a) Franchisee shall do all things necessary to prevent the authorized use by Franchisee of the Name and Marks from diminishing the legal protection granted to the Name and Marks. Franchisee shall affix service mark or trademark notices and indications of service mark or trademark registrations in the form of the registered trademark designation for registered service marks or trademarks and the symbol "TM" for unregistered service marks or trademarks whenever it uses any such service mark or trademark in accordance with the terms of the Agreement, and shall add notices of any new service marks incorporating the service mark "Great Earth" owned by Franchisor as they are adopted and as registrations issue from time to time during the term of this

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Agreement. Franchisor will provide timely notice to Franchisee of the adoption and registration of any such new service marks or trademarks. If required by law, Franchisee shall file and keep in full force a Fictitious Business Name Statement indicating that Franchisee is doing business under the fictitious name "Great Earth" or any of its derivatives, or under the Marks, with the County Clerk of the county in which the Retail Outlet is located, or such other governmental department, agency, or office as required by law. Franchisee shall furnish a conformed copy of each such Statement to Franchisor. Upon termination or expiration of this Agreement, Franchisee shall file and publish a Statement of Abandonment of such Fictitious Name. Franchisee hereby appoints and authorizes Franchisor as Franchisee's attorney-in-fact to execute, file and publish a Statement of Abandonment in the event Franchisee fails to do so.

          (b) Franchisee shall immediately notify Franchisor of any infringement of, challenge to, or unauthorized use of the Name or Marks, or any claim, demand or suit against Franchisee based upon, or arising in connection with, any attempt by any other person or entity to use the Name, the Marks or any colorable variation thereof. Provided it receives such notice thereof, and if Franchisor in its sole discretion elects to proceed with litigation, such defense or prosecution will be at Franchisor's cost and expense. Franchisee shall have no responsibility for the costs of any litigation undertaken by Franchisor to protect or defend the Name or Marks unless such litigation arises out of or results from Franchisee's use of the Name or Marks in a manner not specifically authorized by this Agreement or other breach of this Agreement by Franchisee. Franchisee shall cooperate with Franchisor in all aspects of the defense or prosecution thereof.

          (c) Upon the expiration or termination of this Agreement, Franchisee shall immediately cease and desist from all use of the Name and the Marks in any way and will deliver up to Franchisor, or its duly authorized representative, all materials and papers upon which the Name and/or Marks appear and Franchisee will not at any time adopt or use any word or mark which is similar to or likely to be confused with the Name and Marks without Franchisor's prior written consent.

          (d) Franchisee understands and agrees that its license under said Name and Marks, if any, is non-exclusive, and that Franchisor, in its sole discretion, has the right itself to operate businesses under the Marks, and to grant other licenses in, to and under such Name and Marks on any terms and conditions Franchisor deems fit.

          (e) Franchisee understands that other persons may have claims of prior use of the Name, the Marks or other trademarks, trade names or service marks which are confusingly similar to the Name. Franchisor makes no representation or warranty that claims of prior use may not be asserted. A claim of prior use may result in Franchisee being prohibited from using the Name and/or Marks in all or part of the Franchise Area.

     1.5  Ownership of Trade Name, Marks, Trade Secrets.    Franchisee
          ---------------------------------------------
acknowledges Franchisor's exclusive right, title and interest in and to the Name, Marks and registrations thereof, and the goodwill of the business symbolized thereby and will not, at any time during or after the term of this Agreement, do or cause to be done any act or thing contesting or in any way impairing or tending to impair any part of such right, title and interest. Franchisee shall not, in any manner, represent that it has any ownership in the Name or the Marks, and acknowledges that its use of the Name or the Marks shall not create in its favor any right, title or interest in or to the Name or the Marks, but that all uses of the Name or the Marks by Franchisee shall inure to the benefit of Franchisor.

                                   ARTICLE 2
                               TERM AND RENEWAL

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     2.1 Initial Term. The franchise shall be for an initial term of ten years
         ------------
from and after the date of this Agreement ("Initial Term"), unless sooner terminated in accordance with the provisions hereof.

     2.2 Renewal; Renewal Fee.
         --------------------

               (a) Franchisee shall have the right to renew the franchise granted by this Agreement for two (2) consecutive terms of five years each (the "Renewal Term(s)"). Franchisee may renew for each five year Renewal Term by: (i) giving Franchisor written notice of its intention to renew not less than six months prior to the scheduled expiration date of the term then in effect; (ii) executing the form of franchise agreement then being offered by Franchisor to prospective franchisees in the state where the Retail Outlet is located, amended to delete the provisions relating to initial franchise fee, store opening fee, and to provide for a term of five years and such remaining renewal rights as Franchisee may then have; (iii) delivering to Franchisor evidence that Franchisee has the right to possession of the Retail Outlet for the duration of the Renewal Term; (iv) upgrading and refurbishing the Retail Outlet as required by Franchisor to bring the Retail Outlet into compliance with Franchisor's then current standards and specifications including, without limitation, new fixtures, equipment, signs, carpeting, and decor; (v) delivering to Franchisor a general release of any and all claims against Franchisor and its affiliates, and their respective officers, directors, agents and employees in the form provided by Franchisor; and (vi) by paying the Franchisor no later than 30 days prior to the expiration of the then current term, a fee (in lieu of an initial franchise fee) for the five year Renewal Term in the amount of $2,500 (the "Renewal Fee").

               (b) Franchisee may not renew the franchise granted by this Agreement and Franchisee's notice of renewal shall be void and of no effect if at the time of either notice or renewal, (i) Franchisee (or any member of its family or any person with an equity interest in Franchisee, or any partnership, corporation or business in which Franchisee has an ownership interest or control) has breached and not cured or is in default under any provision of this Agreement or any other agreement between Franchisor (its parent, any subsidiary or affiliate of Franchisor) and Franchisee, or (ii) if Franchisee has received three or more notices of default in any 12 month period during the term of the Agreement or any previous Renewal Term thereof, regardless of whether those defaults were cured.

               (c) Should any valid applicable law, rule or regulation limit Franchisor's termination rights or require that Franchisor give notice prior to the expiration of the term and if that notice is not given within the required time period, this Agreement will remain in effect until Franchisor has complied with the applicable notice requirements.

                                   ARTICLE 3
                   SITE SELECTION, CONSTRUCTION, RELOCATION


     3.1 Site Selection; Relocation.
         --------------------------

               (a) Concurrently with the execution of this Agreement, Franchisor shall apprise Franchisee of and consult with Franchisee regarding its then current site selection criteria and guidelines as set forth in the Operations Manual or otherwise formulated by Franchisor. Within 30 days from the date of execution of this Agreement or such other longer period of time as Franchisor may in its sole discretion determine, Franchisee shall submit to Franchisor for approval all relevant information regarding at least one potential location within the Franchise Area for the Retail Outlet, the proposed business terms of the lease or other arrangement for each potential Retail Outlet location, and such other information relating to a potential site for the Retail Outlet as Franchisor may reasonably request. Franchisor shall approve or disapprove the potential location(s) and proposed business terms of the lease(s) or other arrangement(s) therefore within ten business days of Franchisor's receipt thereof from Franchisee.

          (b) Franchisee shall, at its sole cost and expense, lease or otherwise acquire space suitable for use of one Retail Outlet, with such location and the lease or other arrangement therefor to be subject to the approval of Franchisor. As a condition of Franchisor's approval thereof but not by way of limitation, Franchisee shall have the Franchisor's then current standard Addendum to Lease incorporated into the lease by reference or obtain provisions in the lease satisfactory to Franchisor providing for essentially equivalent rights and benefits as those contained in Franchisor's then current Addendum to Lease (or that similar provisions providing Franchisor with essentially equivalent rights and benefits be included in the documentation if the arrangement with respect to the property in question is by purchase or otherwise than by lease).

     Within 60 days of the date of execution of this Agreement or such other longer period of time as Franchisor may in its sole discretion determine, Franchisee shall deliver to Franchisor a proposed lease or other agreement for an approved location for the Retail Outlet. Franchisor shall review the lease or other arrangement to insure that Franchisee has complied with this Section 3.1 and Franchisor shall notify Franchisee of its approval of the proposed lease or other agreement, or its disapproval and the reasons therefore within 15 days of receipt of the proposed lease from Franchisee. Franchisee may resubmit revised lease(s) or other agreement(s) for the proposed location(s) of the Retail Outlet until a lease or other agreement for an approved location is approved. Within 90 days after the execution of this Agreement, Franchisee shall deliver to Franchisor an executed copy of a lease or other agreement for an approved location for the Retail Outlet in a form approved by Franchisor and such lease or other agreement shall be attached hereto as Exhibit B.

          (c) If, through no fault of Franchisee, the Retail Outlet is destroyed by fire or other casualty or Franchisee loses the right to occupy the location of the Retail Outlet at any time during the term of this Agreement, Franchisee shall have the right to reopen or relocate the Retail Outlet to another approved location in the Franchise Area provided (i) Franchisee notifies Franchisor in writing of its intention to reopen or relocate within ten days after the Retail Outlet is destroyed or Franchisee learns that its right to occupy the location of the Retail Outlet will be terminated; (ii) Franchisee diligently pursues the reconstruction of the damaged or destroyed Retail Outlet or the selection and approval, construction and preparation of an alternate site for the Retail Outlet in accordance with the provisions of this Article III (except as to time); and (iii) within 120 days (or such other period of time as Franchisor may in its sole discretion determine) after the Retail Outlet is destroyed or Franchisee learns that the right to occupy the Retail Outlet will be terminated, Franchisee reopens the Retail Outlet for business or relocates the Retail Outlet to an approved alternate location and commences business at that location in full compliance with this Article III.

          (d) Franchisor may from time to time provide site selection services as hereinafter provided in this Section 3.1(d). At Franchisee's request and upon payment of a fee as then required by Franchisor, but not to exceed one-half of the Opening Fee specified in Section 5.3 of this Agreement ("Real Estate Services Fee"), Franchisor or, at Franchisor's option, an independent outside consultant recommended by Franchisor, will assist Franchisee to research the Franchise Area, locate at least one potential location for a Retail Outlet and negotiate the business terms of a lease for one of those approved locations if selected by Franchisee. Franchisee understands and agrees that Franchisee must comply with the time periods set forth in this Article III notwithstanding any assistance provided pursuant to this Section 3.1(d). The Real Estate Services Fee paid by Franchisee pursuant to this Section 3.1(d), reduced by the amount of any refund received by Franchisee, shall be credited toward the Opening Fee specified in Section 5.3 of this Agreement if such Opening Fee is payable by Franchisee.

          (e) Franchisee understands and agrees that Franchisor's assistance (or the assistance of an outside independent consultant recommended by Franchisor) in connection with obtaining the right to occupy a particular location for the Retail Outlet and/or approval of any particular potential site, location, lease or other agreement for the Retail Outlet is not a warranty of the suitability, condi-

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tion, viability, success, or any other characteristic or matter pertaining to that lease, location or site. Franchisee shall be solely and completely responsible for selecting appropriate locations, obtaining approval of them as required by this Agreement, consulting with its accountants, attorneys, and other professional advisors as Franchisee deems necessary, and negotiating the terms of a lease or other agreement or arrangement for the right to establish a Retail Outlet in a particular location.

     3.2 Construction.
         ------------

          (a)  (i)   Franchisor shall, at no charge to Franchisee, provide
Franchisee with Franchisor's current standard Retail Outlet design package, including a sample layout for the interior of a typical Retail Outlet and a set of standard preliminary plans and decor specifications. Franchisee shall, at its sole cost and expense, employ architects, designers, engineers and/or others as may be necessary to complete, adapt, modify or substitute the standard plans and specifications for the Retail Outlet and, within 120 days of the execution of this Agreement or such other longer period of time as Franchisor may in its sole discretion determine, shall construct to completion a Retail Outlet in compliance with Franchisor's specifications and open the Retail Outlet for business to the public. Franchisee shall submit to Franchisor a complete set of final plans and specifications prior to commencing construction of the Retail Outlet. Franchisor shall review such plans and specifications promptly and approve, disapprove or provide comments on the plans and specifications. Franchisee shall not commence construction of the Retail Outlet until Franchisor approves the final plans and specifications, which approval shall not be unreasonably withheld. Unless Franchisor expressly disapproves such plans and specifications within 20 days from the date of their submission to Franchisor, they shall be deemed accepted. Franchisor may as it deems necessary, in its sole discretion, consult with Franchisee on the construction and equipping of the Retail Outlet, but it shall be and remain the sole responsibility of Franchisee to diligently design, construct, equip and otherwise complete and open the Retail Outlet in full compliance with Franchisor's standards and specifications and the provisions of this Agreement. All approved plans and specifications shall be attached hereto as Exhibit C and their terms incorporated herein by reference.

               (ii) Franchisee shall use a licensed contractor to perform any and all construction work at the Retail Outlet, which contractor shall be required to provide and maintain adequate insurance covering worker's compensation, personal injury and property damage. All such insurance shall have Franchisee and Franchisor as additional insureds without cost to them. Franchisor shall not be responsible for delays in the construction, equipping or decoration of the Retail Outlet or for any loss, injury or damage to Franchisee or any third party resulting from the design, equipping or construction of such Retail Outlet. Franchisee must obtain Franchisor's written approval of any and all modifications or changes in the plans for the Retail Outlet prior to construction of the Retail Outlet or the implementation of such modifications or changes. If such modifications or changes are not expressly rejected by Franchisor within ten days from the date of their submission to Franchisor, they shall be deemed to be accepted.

     Franchisor shall have access to the Retail Outlet site while work is in progress and may require such reasonable alterations or modifications of the construction of the Retail Outlet as it deems necessary. Franchisee's failure to commence the design, construction, equipping and opening of the Retail Outlet and pursue same to completion with due diligence shall entitle Franchisor to terminate this Agreement. Franchisee shall give Franchisor written notice of completion of the construction, decoration and installation of the Retail Outlet prior to commencing business operations at the Retail Outlet. Franchisor shall be entitled to make a final inspection of the completed Retail Outlet and may require such corrections and modifications as it deems reasonably necessary to bring the Retail Outlet into compliance with approved plans and Franchisor's specifications. The Retail Outlet will not be allowed to open if it does not conform to the plans and specifications approved by Franchisor, including any modifications or changes to such plans and specifications approved by Franchisor. Failure to promptly correct any unauthorized variance from the approved plans and specifications will entitle Franchisor to terminate this Agreement. In addi-tion, in the event Franchisee's Retail Outlet is, at any time, to be altered or remodeled, or additional decorations, fixtures, furniture or equipment are to be installed or substituted, or signs are to be erected or altered, all such work shall be subject to the prior written approval of Franchisor and, when completed, shall conform to plans and specifications approved by Franchisor. Although it is not obligated to do so, Franchisor may inspect such work at any time before or after completion to determine whether the work is being or has been done in accordance with plans and specifications previously approved by Franchisor.

          (b) All real property, improvements, equipment, fixtures, designs, plans, structures, construction or decorations used, and quality of work done, whether prior to the opening of a Retail Outlet or thereafter, shall be approved by Franchisor in writing. Franchisee shall not make, attempt to make, permit or suffer any changes in the terms and conditions of its lease or purchase arrangements, or both, without the prior written approval of Franchisor.

          (c) Franchisor shall not have any liability or obligation whatsoever to Franchisee with regard to any real property or the construction, alteration, improvement, fixturization, or equipping of the Retail Outlet and Franchisee waives any and all claims it might have against Franchisor, its subsidiaries and affiliates, pertaining to any real property or the construction, alteration, improvement, fixturization, equipping or condition of the Retail Outlet.

                                   ARTICLE 4
               FIXTURES, EQUIPMENT; SIGNS; PRODUCTS AND SUPPLIES

     4.1 Fixtures and Equipment.
         ----------------------

          Franchisor shall provide Franchisee with its current standard specifications for fixtures, furniture, equipment and decor, and Franchisee, at its sole cost and expense, shall obtain, acquire, construct, equip, install and/or otherwise provide for the Retail Outlet such fixtures, furniture, equipment and decor as may be required to complete the Retail Outlet in compliance with Franchisor's specifications. Franchisor may suggest certain manufacturers or suppliers to Franchisee, but if Franchisor does so, it is only as an accommodation to Franchisee. Franchisor shall have the right to suggest the purchase of any item from businesses with which Franchisor is affiliated or has common ownership. Franchisee shall have the right to substitute manufacturers and/or suppliers and shall have the right to purchase the required fixtures, furniture and equipment from any source, provided that the items to be purchased are in strict compliance with the specifications and quality standards of Franchisor. If Franchisee intends to utilize any used fixtures, furniture or equipment in its Retail Outlet, Franchisee shall notify Franchisor and Franchisor shall have the right, but not the obligation, to inspect and approve or disapprove Franchisee's use of such fixtures, furniture or equipment prior to the installation of such items in the Retail Outlet.

     4.2 Signs. Franchisee shall install and display, at its sole cost and
         -----
expense, all signs to be used in connection with the Retail Outlet, both exterior and interior, which signs must conform to Franchisor's sign criteria as to type, color, size, design and location as set forth in the Operations Manual or otherwise specified in writing by Franchisor. All signs must be approved in writing by Franchisor prior to purchase, installation or display.

     4.3 Approval to Open Retail Outlet. Franchisee shall not open the Retail
         ------------------------------
Outlet to the public until Franchisor acknowledges in writing that the Retail Outlet, Franchised Business, Franchisee and Franchisee's employees are in compliance with Franchisor's requirements and the terms and provisions of this Agreement.

     4.4 Security. Franchisee herby grants to Franchisor a lien and security
         --------
interest in all of the assets of the Franchised Business and/or the Retail Outlet for the payment of all monies payable to Franchisor or for which Franchisee and/or Franchisor is liable either directly or indirectly as a result of any action or inaction on the part of Franchisee. The assets covered by this agreement include, but are not limited to, all present and future real property, physical assets, inventory, equipment, fixtures, leases, accounts receivable, loans receivable, all other receivables, intangible assets and every other type of assets which Franchisee directly or indirectly owns, leases, rents, controls or has the ability to do so. Franchisee agrees to execute Franchisor's then current form of Collateral Assignment of Lease for the Retail Outlet and to execute, file and pay the filing and other fees for all Uniform Commerical Code ("UCC"), local, state and federal documents necessary to effectuate the provisions of the Section 4.4. Should Franchisee obtain assets in the future, Franchisee agrees to take all steps to include these assets by preparing, filing and paying for the filing of the appropriate documents. Franchisee also grants to Franchisor a Power of Attorney at this and all future times to execute such documents in the name of Franchisee.

     4.5 Opening Inventory. Prior to the opening of the Retail Outlet,
         -----------------
Franchisee shall cause the Retail Outlet to be stocked with the Great Earth Products described in the Opening Inventory List set forth in the Operations Manual or otherwise provided by Franchisor in such mix and quantities as Franchisor may determine and prescribe based on the size and regional characteristics of the Retail Outlet. Franchisor shall provide Franchisee with its current Approved Product List. In addition to Great Earth Products, Franchisee shall be permitted to sell any items listed on the Approval Product List.

     4.6 Products and Other Merchandise.
         ------------------------------

               (a) Throughout the Term, Franchisee shall offer for sale at the Retail Outlet the Products, and only those Products, from time to time designated on the Approval Product List set forth in the Operations Manual or otherwise provided by Franchisor. The inventory in the Retail Outlet shall at all times consists of such minimum percentage of Great Earth Products as specified from time to time in the Operations Manual or otherwise by Franchisor. Franchisee shall at all time maintain total inventory levels of Products of not less than 90% of the levels reasonably prescribed by Franchisor for Opening Inventory. Franchisor may change this amount from time to time to take into account business conditions, regional characteristics of the Retail Outlet and the amount of business being done by Franchisee. Franchisor shall have the right to change, add, eliminate, or prohibit Products that may be offered for sale in the Retail Outlet at any time.

               (b) Franchisee shall at all times maintain in the Retail Outlet an amount and mix of Products sufficient to meet reasonably anticipated customer demand.

               (c) Notwithstanding any provision of this Agreement or any other agreement, Franchisee shall immediately remove from sale, mark as an item not
                            -----------
to be sold, and store in a place where the item can not be accidentally placed back on a shelf for sale, any Product with an expired use date, which is not safe and/or effective, or for which Franchisor, any supplier, industry organization or governmental agency issues any recalls, warnings or adverse notices of any kind whatsoever.

               (d) Franchisee shall use its best efforts to fully meet and continually increase demand for the Products within the Franchise Area.

               (e) Franchisee shall not make or permit to be made, any product claims which are untrue, unsubstantiated or not allowed by law or rule, regulation, or order of any governmental agency or authority, nor shall Franchisee advertise any product for which the manufacturer or distributor of same makes any such claims.

               (f) Franchisor shall use its best efforts to make available to Franchisee approved Great Earth Products to permit Franchisee to operate the Retail Outlet.

     4.7 Suppliers and Supplies.
         ----------------------

          (a) In order to assure the quality and uniformity of the Products sold by Franchisee, all Products purchased by Franchisee for sale in the Retail Outlet and all goods, supplies and other merchandise shall be of brands designated or approved in writing by Franchisor from time to time, shall be acquired from suppliers designated or approved by Franchisor from time to time (unless Franchisor has not designated or approved any particular supplier), and shall meet all quality requirements established by Franchisor. If at any time Franchisor develops and/or distributes Products, goods, supplies or merchandise based upon secret or proprietary information or formulae belonging to or developed for Franchisor, GEC, its subsidiaries or affiliates, Franchisee shall acquire those items only from Franchisor or any supplier or producer designated by Franchisor. Franchisor may disseminate as part of the Operations Manual or otherwise, a List of Approved Product Distributors, a List of Prohibited Products, and/or a List of Approved Products as Franchisor may determine, to or from which Franchisor may from time to time add or delete brands, Products and/or suppliers, including without limitation brands, Products or suppliers added pursuant to Section 4.7(b). Franchisor does not guarantee or otherwise assure that Franchisee will be able to obtain or purchase any or all Products or other items.

          (b) Franchisee is not required to purchase Products or other items from Franchisor or any designated sources except Great Earth Products, provided that all Products or other items used or sold by Franchisee shall be approved by Franchisor pursuant to this Section 4.7 or as set forth from time to time in the Operations Manual. All labels, boxes, paper goods, publications, stationary, invoices, billheads, business cards and other similar items that bear the Name or the Marks ("Paper Goods") that have not been obtained from Franchisor or from Franchisor's designated sources shall conform to specifications and quality standards established by Franchisor from time to time and must be approved in writing by Franchisor in accordance with this Section 4.7 so that consistency and uniformity can be preserved. At Frachisor's request, Franchisee shall furnish Franchisor with samples of all Paper Goods. Franchisee may at any time request in writing that Franchisor approve a particular product. Franchisor may then require that Franchisee deliver to Franchisor or cause to be delivered, a sample of the product and appropriate information regarding its producer, suppliers, and availability. Franchisor shall test or have the product tested, examine the history, label and advertising claims made regarding the product, and conduct such investigation of the producer and suppliers as Franchisor deems necessary. If, in Franchisor's judgement the suggested product and supplier (i) is comparable or superior in quality, grade, performance, appearance, labeling, advertising claims, and reputation to the suppliers and products then approved by Franchisor, (ii) the producer and/or supplier of the product carries product liability insurance in accordance with Franchisor's then current specifications, will add Franchisor, its affiliates and franchisees as additional insureds under such policies and submit certificates of insurance evidencing such coverage to Franchisor, (iii) supplies a Continuing Guaranty of all products shipped to Franchisor, its subsidiaries or affiliates, or any franchisee in form acceptable to Franchisor, and (iv) is capable of supplying products in the quantities and at the times it is likely to be required by the System's franchisees, the suggested product and its supplier shall be approved by Franchisor and added to Franchisor's List of Approved Products set forth in the Operations Manual or otherwise provided by Franchisor. If Franchisor disapproves of a suggested supplier and/or product, Franchisor shall notify Franchisee of its decision and the reason therefore. Franchisor may require Franchisee to reimburse Franchisor for the reasonable cost of any inspection, examination, investigation and testing provided for in this Section 4.7(b). It is expressly understood that neither Franchisor nor any of its subsidiaries or affiliates are under any obligation or duty whatsoever to provide Franchisee or any supplier with any of the materials necessary to print the Name or Marks an any pre-approved Paper Goods or any right to use the Name or Marks in connection with the manufacture or distribution of any product, or any trade secrets, proprietary and/or confidential formulae or other information of a confidential nature relating to Products.

          (c) Franchisor, from time to time, may request Franchisee to submit a list of all Other Products and non-Great Earth Products which Franchisee offers for sale at the Retail Outlet and Franchisee shall provide Franchisor with such a list within ten days of Franchisor's request therefor.

          (d) If Franchisee shall sell any products or other merchandise which have not been approved by Franchisor, in addition to Franchisor's other rights and remedies under this Agreement, Franchisee shall promptly pay to Franchisor an amount equivalent to the gross profit (i.e., selling price less cost of goods sold) earned by Franchisee as a result of all such sales.

          (e) Franchisee hereby authorizes Franchisor to contact all suppliers of Products, goods and services to Franchisee. Franchisee directs such supplier to provide to Franchisor all information in whatever detail, type of media and format requested by Franchisor.

     4.8 No Trans-shipments. Without the prior written consent of Franchisor.
         ------------------
Franchisee shall not supply, ship, or cause to be shipped or otherwise assign or transfer, any Products to any person, entity, or other Great Earth Vitamin Store. Franchisee's sales shall be made at the Retail Outlet to retail customers of the Retail Outlet only. Franchisee may, on a non-exclusive basis, make mail order sales to retail customers of the Retail Outlet but may not solicit mail order sales outside the Franchise Area.

                                   ARTICLE 5
                                     FEES

     5.1 Fees for Franchise. Franchisee hereby agrees to pay a Franchisor
         ------------------
(except if this Agreement is being executed as a renewal of a franchise) a non-refundable Franchise Fee of $20,000, payable by Franchisee by cashier's check to the order of Franchisor upon execution of this Agreement.

     5.2 Creditworthy Franchisees. At the sole option, discretion and exclusive
         ------------------------
decision of Franchisor, the following terms may be offered to Franchisee for payment of the Franchise Fee specified in Section 5.1 of this Agreement:

          (a) a down payment of the non-refundable $20,000 Franchise Fee in an amount determined by Franchisor in its sole discretion is payable by Franchisee by cashier's check upon execution of this Agreement and the balance shall be paid in the form of a promissory note as prescribed by Franchisor, executed by Franchisee and delivered to Franchisor upon execution of this Agreement. The promissory note shall be secured by a security interest in all such collateral as the Franchisor, in its sole discretion, deems necessary substantially in the form of a security agreement as prescribed by Franchisor and shall be executed by Franchisee and delivered to Franchisor upon execution of this Agreement, and, at Franchisor's option, may also consist of a collateral assignment of any lease entered into by the Franchisee for the Retail Outlet, substantially in the form prescribed by Franchisor and/or a lien on real estate owned by Franchisee. In addition, Franchisor may require a guaranty of payment of the promissory note. In connection with the security agreement and other collateral furnished by Franchisee to secure the promissory note, Franchisee agrees to execute one or more Financing Statements under the UCC and authorizes Franchisor to execute the same on behalf of Franchisee in connection therewith. Franchisee hereby agrees to pay for any UCC search and the filing and recording fees and costs necessary to perfect any security liens required by Franchisor.

     5.3 Opening Fee. Franchisee shall also pay to Franchisor a non-refundable
         -----------
Opening Fee in the amount of $10,000, payable by cashier's check to the order of Franchisor no later than five days prior to the opening of the Retail Outlet.
If Franchisee, with the prior written approval of Franchisor, relocates the Retail Outlet during the term of this Agreement in accordance with the provisions of Section 3.1 (c), no additional Opening Fee shall be payable to Franchisor.

     5.4 Continuing Fee.
         --------------

               (a) Franchisee shall pay to Franchisor a non-refundable Continuing Fee in an amount equal to 6% of Franchisee's monthly Gross Receipts as hereinafter defined in Section 5.5, except that during the first calendar month or portion thereof and each of the next five calendar months following the date of the initial opening of a Retail Outlet in the Franchise Area, Franchisee shall pay a Continuing Fee for that period only of 3% of Franchisee's Gross Receipts.

               (b) The reduced Continuing Fee exceptions set forth in Section 5.4(a) shall only apply to the initial six calendar months of operation of the Retail Outlet first established in the Franchise Area. In the case of a sale, resale, assignment, transfer, relocation or other reopening of a Retail Outlet, the non-refundable Continuing Fee shall in all cases be 6% of Franchisee's monthly Gross Receipts.

               (c) The Continuing Fee shall be paid by Franchisee on a monthly basis. Payments shall be made on the tenth day of each month based upon Franchisee's Gross Receipts during the previous month. Franchisee shall, concurrently with each Continuing Fee payment, submit to Franchisor a statement of Gross Receipts for the reporting period in such form as Franchisor may specify or as set forth in the Operations Manual and certified as true and correct by Franchisee.

               (d) For any time period during which the Retail Outlet is not opened for business, Franchisee shall pay to Franchisor in accordance with
Section 5.4 (c) above, the greater of (A) the Continuing Fee as set forth in Sections 5.4 (a) and 5.4 (b) above, or (B) an amount equal to the mean Continuing Fee payable to Franchisor for the preceding twelve month period (or portion thereof if the initial Retail Outlet in the Franchise Area has been opened for less than twelve months) during which the Retail Outlet was continuously opened for business.

     5.5 Gross Receipts. The Term "Gross Receipts" as used in this Agreement
         --------------
shall include all of Franchisee's revenues and all monies due Franchisee from sales of Products and merchandise whether for cash or credit and regardless of collection (in the case of credit), and shall include all payments to Franchisee under any business interruption insurance policy or similar insurance policy and income of every kind and nature whatsoever related to the Retail Outlet or the Franchised Business; provided that Gross Receipts shall not include sales taxes or other taxes collected from customers for remittance to the appropriate taxing authorities and bona fide cash and cash equivalent check and credit card refunds made to customers to the extent that those amounts have previously been included in Gross Receipts.

     5.6 Additional Funds and Commitments of Franchise. In addition to other
         ---------------------------------------------
payments to be made and covenants to be kept or performed by Franchisee hereunder, Franchisee shall provide funds for the following, as necessary:

     (a) Working capital for the operation of the Retail Outlet, including start-up inventory costs;

     (b) Rent (including advance minimum rent and any necessary security deposits) for the Retail Outlet; and

     (c)  Other necessary and appropriate expenses, as they may occur.

     5.7 Late Payments. If any payment owned by Franchisee or Franchisor or the
         --------------
Program (as hereinafter defined in Section 6.4(a)) is received by Franchisor more than three days after the date due, in addition to any other remedy available to Franchisor (a) Franchisee shall pay to Franchisor or the Growth Enhancement Program described in Section 6.4, as the case may be, an additional sum equal to the greater of $50 for each month such payments are past due or interest at the highest interest rate then permitted by law for commercial transactions, and (b) to the extent permitted by law, any affiliate, Approved Product Distributor or other supplier of Franchisor who supplies Products to Franchisee, may, upon request of Franchisor, withhold delivery of Products until all amounts owed by Franchisee to Franchisor and the Program are paid in full.

                                   ARTICLE 6
                           ADVERTISING AND PROMOTION

     6.1 Definition. For purposes of this Agreement, the term "advertising
         ----------
material" shall mean all printed, audio, visual, or other materials and items prepared for the purpose of increasing, encouraging, or promoting patronage of Retail Outlets in general, and shall include, without limitation, signs, radio spots, television advertisements, newspaper, magazine or other printed media advertisements, slogans, jingles, contests, posters, displays, flyers, leaflets, brochures, handbills, educational literature, product information, direct mail presentations, advertising specialty items and give-aways.

     6.2 Approval of Advertising Materials. Franchisee shall not use, display,
         ---------------------------------
disseminate, or publish any advertising materials not furnished by Franchisor without the prior written approval of Franchisor. If Franchisor does not disapprove within ten days after receipt of any proposed advertising materials submitted by Franchisee, they shall be deemed to be approved, but Franchisor reserves the right to withdraw its approval and Franchisee shall cease using such advertising or promotional materials immediately upon written notice from Franchisor. Franchisor may require any advertising material used by Franchisee in connection with the Franchised Business to bear such Marks in form, color, location and manner as prescribed by Franchisor. If Franchisee fails to immediately remove any unapproved advertising material displayed by it, Franchisor may enter the Retail Outlet and remove and destroy such materials without being guilty of trespass, conversion or any other tort. Franchisee shall adhere to all retail prices (including without limitation, all special offers and sale prices) advertised by it, all refund policies, and shall not advertise in a false, misleading or deceptive manner.

     6.3 Required Use and Participation. Franchisee shall display at the Retail
         ------------------------------
Outlet for the period specified from time to time by Franchisor all advertising materials specified by Franchisor in the Operations Manual or furnished to Franchisee by Franchisor and shall join and participate in all advertising campaigns and programs, contests, drawings and similar promotional events or activities sponsored by Franchisor, so long as no statute, law, ordinance, rule or regulation prohibits Franchisee's required participation.

     6.4 Growth Enhancement Program.
         --------------------------

               (a) Franchisee, recognizing the value of product development, advertising and the importance of the standardization of advertising and promotion to the goodwill and public image of the Great Earth System, shall pay to the Great Earth Growth Enhancement Program ("Program"), to be administered by Franchisor, on or before the tenth day of each month a recurring, non-refundable contribution for the Retail Outlet of $150 ("Program Contribution"). Franchisor may, in its sole discretion, reduce the Program Contribution for the benefit of certain franchisees. If Franchisor does so, such reduction shall be made available on the same terms, conditions and qualifications to all similarly situated franchisees and Franchisor shall retain the right, in its sole discretion, to partially or totally restore the Program Contribution upon ten days prior written notice to the amounts set forth herein.

               (b) Franchisor shall spend the aggregate Program Contributions collected from its Franchisees for purposes of product development, point of purchase materials, national, regional or local advertising, market research, public relations, and promotional campaigns designed to promote and enhance the value of the Marks and the System and public recognition thereof and such other additional purposes as Franchisor and a majority of its franchisees may from time to time determine, less (i) actual administrative expenses with respect to product development, advertising, market research, public relations, and promotional materials and campaigns, which aggregate expenses shall not exceed 15% of the annual aggregate Program contributions received or receivable by Franchisor, (ii) the reasonable personnel costs incurred in managing the Program and (iii) Franchisor's actual product development, point of purchase, advertising and promotional production costs.

               (c) No interest on unexpended Program Contributions shall be imputed for the benefit of, or payable to, Franchisee.

               (d) Franchisor shall determine, in its sole discretion, the cost, form of media, content, format, production, timing (including regional or local concentration and seasonal exposure), location, and all other matters relating to advertising, public relations, promotional campaigns and any other matter in connection with expenditures of Program Contributions.

               (e) Franchisee understands that such product development, advertising and promotional activities are intended to maximize the public's awareness of the franchises and the System, and that Franchisor accordingly undertakes no obligation to insure that any individual franchisee benefits directly or on a pro rata basis from the placement, if any, of such advertising in its local market.

               (f) Franchisor reserves the right, in its sole discretion, to terminate the Program at any time provided Franchisor expends all remaining funds in the Program for product development, point of purchase materials, advertising and/or promotional or such other purposes as set forth in this
Section 6.4. If Program Contributions are collected by Franchisor after termination of the Program, such Program Contributions will be expended by Franchisor for Program purposes or refunded on a pro rata basis to those franchisees whose Program Contributions were current at the time of termination of the Program.

               (g) Franchisor and/or some of Franchisor's Approved Product Distributors or other suppliers may make contributions to the Program.

               (h) On or before April 15 and October 15 of each year during the Term of this Agreement, Franchisor shall deliver to Franchisee a statement of receipts and expenditures of aggregate Program Contributions for the preceding six full calendar months of Franchisor's fiscal year;

     6.5 Local Advertising.
         -----------------

               (a) Franchisee shall, at its sole cost and expense, conduct local advertising (or other advertising in lieu of local advertising acceptable to Franchisor) which may include advertising published in local newspapers and promotional merchandise distributed to the community in the Franchise Area. Such local advertising must include a listing of Franchisee's Retail Outlet in the white pages and yellow pages of the local telephone service provider's directories distributed throughout the Franchise Area. All such advertising shall be conducted in a dignified manner and conform to the standards and requirements prescribed by Franchisor from time to time and to the highest ethical standards of advertising.

               (b) The amount spent by Franchisee annually upon such local advertising (or other advertising in lieu thereof acceptable to Franchisor) shall not be less than an amount equal to $1,000 per month. On June 30 and December 31 of each year, or at such other time or times as set forth in the Operations Manual or as Franchisor may otherwise require, Franchisee shall provide Franchisor with copies of all statements, invoices and canceled checks pertaining to the six month period preceding such date, evidencing the expenditures for local or other advertising or such other time period as Franchisor may direct.

               (c) On or before January 31 of each year, Franchisee shall pay to the Program an amount equal to the difference between (A) the amount Franchisee was required to spend during the preceding calendar year on local advertising (or other advertising in lieu of local advertising acceptable to Franchisor) pursuant to this Section 6.5 and (B) the amount actually expended by Franchisee for same. In addition, if Franchisee fails to conduct such local advertising
(or other advertising in lieu of local advertising acceptable to Franchisor), Franchisor may, at its election, (i) obtain such local advertising for the benefit of Franchisee in the amounts specified in Section 6.5(b) above and Franchisee shall reimburse Franchisor for the costs thereof upon demand, and/or
(ii) require that Franchisee make its monthly advertising expenditure directly to Franchisor, who shall expend such monies on approved local advertising.

                                   ARTICLE 7
                                   TRAINING

     7.1 Initial Training. Prior to the opening of the Retail Outlet, Franchisor
         ----------------
shall provide initial training classes in the operation of the Retail Outlet to Franchisee (or if Franchise is a corporation or a partnership, a principal thereof), an individual selected in accordance with the Operations Manual and approved by Franchisor who will be a full-time employee of Franchisee responsible for the day-to-day operation of the Retail Outlet (the "Designated Manager"), and, at Franchisee's option, one additional person employed by Franchisee at the Retail Outlet. Such initial training classes shall be conducted at Franchisor's corporate headquarters or such other training facility specified by Franchisor or by such other means or format as Franchisor may determine, for a period of up to four weeks or as otherwise set forth from time to time in the Operations Manual or otherwise deemed appropriate by Franchisor. Franchisor shall bear the cost of such initial training classes. Any and all costs and expenses attributable to attendance at initial training classes, including without limitation, transportation, room and board, wages, meals, and other personal expenses of such individuals attending initial training classes shall be the sole cost and expense of Franchisee ("Training Expenses"). Franchisee and each of its personnel who will participate in Franchisor's initial training classes shall complete Franchisor's Basic Training Manual and satisfactorily pass Franchisor's written examination thereon as a prerequisite to attending initial training classes. Each such trainee shall pursue such training program diligently and must complete it to Franchisor's satisfaction. Successful completion of initial training classes by Franchisee and its Designated Manager and successful completion of such other training as Franchisor may require for Franchisee's other employees is a condition to the opening of the Retail Outlet to the public. Failure of any such person to complete such initial training classes or other training program in a manner satisfactory to Franchisor shall be a material breach of this Agreement for which Franchisor may terminate this Agreement in accordance with the provisions of Article 14.

     7.2 Additional Training. If, at any time after the opening of the Retail
         -------------------
Outlet, Franchisor determines that Franchisee or any of Franchisee's employees requires additional training, Franchisor may require that Franchisee or any employee of Franchisee satisfactorily complete such training as Franchisor may be require. If Franchisee hires additional or replacement personnel, each Designated Manager shall successfully complete initial training classes and every other hiree shall successfully complete such training program as Franchisor may from time to time require prior to working in the Retail Outlet. Franchisee or its Designated Manager may re-attend Franchisor's initial training classes as a refresher course or Franchisee may cause any of its employees to attend those training classes deemed appropriate by Franchisor at any time, subject to availability of openings in a particular training class. Franchisee shall pay all Training Expenses in connection with the attendance by Franchisee or any of its employees at any training classes or training program provided by Franchisor.

Successful completion of Franchisor's training program by every one of Franchisee's employees is a condition to the opening of the Retail Outlet to the public. Franchisee's employment in the Retail Outlet of any person who has failed to complete Franchisor's training program in a manner satisfactory to Franchisor shall be a material breach of this Agreement for which Franchisor may terminate this Agreement in accordance with the provisions of Article 14.

     7.3 On Site Assistance.
         ------------------

               (a) If deemed necessary by Franchisor, Franchisor may provide, at Franchisor's cost and expense, an operational supervisor to assist at the premises with the initial opening of the Retail Outlet in the Franchise Area and to provide such other assistance to Franchisee as Franchisor deems necessary in order to assist Franchisee in opening its Retail Outlet.

               (b) Franchisee may, at any time during the term of this Franchise Agreement and provided Franchisee is not then in default hereunder, request that Franchisor provide an operational supervisor to temporarily assist Franchisee and its employees at the Retail Outlet. Subject to the availability of Franchisor's personnel and other commitments of Franchisor at the time of Franchisee's request, Franchisor may provide such on-site assistance to Franchisee. Franchisee shall reimburse Franchisor upon demand for all costs and expenses incurred by Franchisor in providing such assistance including, without limitation, the traveling expenses, meals, lodging and salary for Franchisor's operational supervisor.

     7.4 Meetings. Franchisor may hold at least one meeting annually to review
         --------
with its franchisees the System, new products developed, advertising and promotional concepts and other matters relating to the operation and management of the Retail Outlet ("Annual Meeting"). If such meeting is held by Franchisor, Franchisee or Franchisee's Designated Manager and such other employees of Franchisee as Franchisee may designate shall attend the Annual Meeting.

     7.5 Regional Meetings and Seminars. Franchisee, Franchisee's Designated
         ------------------------------
Manager or such other employees of Franchisee as Franchisor may designate, shall participate in up to two regional training programs or seminars each year as and if required by Franchisor. Franchisor may charge a training fee for each participant in regional training programs or seminars and Franchisee shall pay such charges or fees therefor as may be set forth in the Operations Manual or otherwise established by Franchisor from time to time.

     Repeated failures by Franchisee and/or its employees to participate in and/or complete initial training classes, training programs, additional training, or continuing regional training and/or seminars or to attend meetings as provided for in this Article 7 shall constitute a material breach of this Agreement for which Franchisor may terminate this Agreement pursuant to Article 14 hereof.

                                   ARTICLE 8
                               OPERATIONS MANUAL

     8.1 General. Franchisor shall loan to Franchisee during the term of this
         -------
Agreement, one copy of the Operations Manual (which may include the Training Manual, Fixtures Manual, Products Manual, Employment Manual, Advertising Manual, Promotions Manual, Marketing Manual or such other manuals, if any, as Franchisor may from time to time develop) detailing the Great Earth System and the operation of the Retail Outlet and one copy of all modifications, amendments, deletions, and additions. Franchisor shall have the right to modify, amend, delete, or add to the rules, regulations, standards, procedures, policies, instructions, specifications and other materials in the Operations Manual at any time and from time to time as it deems necessary or appropriate, so long as no modification materially diminishes Franchisee's rights pursuant to this Agreement and all revisions shall be effective as of the effective date specified in such revisions. Franchisee shall not reproduce or copy such Operations Manual or any part thereof and will not disclose any of the contents of such Operations Manual to anyone without the prior written consent of Franchisor. Franchisee acknowledges that the Operations Manual is and shall at all times remain the property of Franchisor and shall be returned to Franchisor upon termination or expiration of this Agreement. If Franchisee destroys, loses, or otherwise fails to have in its possession during the term of this Franchise Agreement or return its copy of the Operations Manual to Franchisor as provided herein, Franchisee shall pay to Franchisor the sum of $5,000.

     8.2 Compliance. Franchisee shall abide by, conform to, comply with and
         ----------
operate the Retail Outlet in strict accordance with, all the rules, regulations, standards, procedures, policies, instructions and specifications set forth in the Operations Manual as modified, amended or supplemented by Franchisor from time to time.

     8.3 Revisions; Disputed Contents. Franchisee shall include in its copy of
         ----------------------------
the Operations Manual the most recent revisions issued by Franchisor. In the event of a dispute as to the contents of the Operations Manual, the contents of the master copies maintained by Franchisor shall be controlling.

                                   ARTICLE 9
                 RECORD KEEPING; REPORTS; INSPECTIONS; AUDITS


     9.1 Accounting Procedures. Franchisee shall comply with and/or use all
         ---------------------
accounting standards, bookkeeping and record keeping procedures, forms, standards and requirements contained in the Operations Manual or otherwise furnished by Franchisor to Franchisee. Franchisee may use the current version of generally accepted accounting principles for its industry as recognized by the appropriate state body, but Franchisor reserves the right to institute System-wide standardized accounting procedures at any time upon 30 days prior written notice to Franchisee.

     9.2 Accounting Records and Reports. Franchisee shall maintain full,
         ------------------------------
complete and accurate books and records of the Franchised Business and Retail Outlet, including, without limitation, books of account, records, ledgers, receipts, check records, and all other documentation of the receipts and expenses of the Franchised Business, sales tax returns and statements, state and federal income tax returns pertaining to the Retail Outlet or Franchised Business, payroll records, canceled checks, invoices, bank statements for all accounts into which receipts from the Franchised Business are deposited or out of which expenses of the Franchised Business are paid, and all other records or reports used by Franchisee to record, compile, account for, or report cash flow, expenses, gross or net income, gross receipts, or gross or net sales (collectively, "Records") in accordance with the standards, specifications and requirements of Franchisor as set forth in the Operations Manual or otherwise at all times during the term of this Agreement. Franchisee shall retain all such Records of the Franchised Business since its inception during the term of this Agreement and all Renewal Terms and keep same in Franchisee's possession for at least five years thereafter. Franchisee shall submit to Franchisor such information, accounting data, and reports on forms approved by Franchisor and at such time(s) as designated by Franchisor, including, without limitation, income statements showing operations for each month and calendar year-to-date, end-of-month balance sheets, copies of those portions of Franchisee's federal and state income tax returns related to the Retail Outlet or the Franchised Business and certified as accurate and as submitted to taxing authorities, bank statements, sales tax returns or other Records as Franchisor may request. At all times during the term hereof and for five years after the expiration or termination of this Agreement, Franchisor and its representatives shall have the right to inspect all of Franchisee's Records.

     9.3  Inspections and Audits; Penalties.
          ---------------------------------

          (a) Franchisor and its duly authorized representatives shall have the right at all reasonable hours during the term of this Agreement, any Renewal Term and for five years after expiration or termination of this Agreement, to inspect, copy, examine, and audit the Records and inventories of Franchisee and shall have free and full access thereto for the purposes of examination and making extracts therefrom. Franchisee shall pay Franchisor on demand any deficiency in the amount of any continuing fees or other fees or Program Contributions revealed by any audit conducted by Franchisor and its representatives, together with interest at the highest rate then legally permitted for commercial transactions from the date such amounts were due until payment is received by Franchisor. If Franchisee fails to provide the Records or other information required by Franchisor or its representatives to conduct an examination or audit or in the event of a discrepancy in the report(s) or statement(s) of Gross Receipts by Franchisee for any three month period in excess of 3% of the actual Gross Receipts as finally determined, in addition to immediate payment of any deficiency, Franchisee shall pay all costs and expenses incurred by Franchisor in connection with the inspection and audit and collection of past due amounts owed to Franchisor, including, without limitation, accountants' and attorneys' fees, plus interest at the highest rate legally permitted for commercial transactions from the date the expenses were incurred to the date reimbursement is received by Franchisor.

          (b) Franchisor shall have the right to have a field auditor or auditors at the Retail Outlet at any time to monitor Franchisee's Gross Receipts by observing and noting all sales transactions taking place at or from the Retail Outlet.

     9.4  Failure to Keep Records or Make Reports.  If Franchisee fails to keep
          ---------------------------------------
Records in accordance with Franchisor's standards and specifications as set forth in the Operations Manual or otherwise, or fails to furnish any Record, report or statement as required and within the time specified in this Agreement, in the Operations Manual, or otherwise, after giving Franchisee five days written notice of its intent to do so, Franchisor may appoint a certified public accountant to inspect and audit Franchisee's Records, inventories, tax returns and all other relevant documents and materials and prepare from them a statement of Gross Receipts that will be conclusively binding on Franchisee. Franchisee shall pay on demand all continuing and other fees and contributions the audit shows to be due and all costs, expenses, and charges incurred by Franchisor in connection with the audit, preparation of the statement and collection of past due continuing and other fees and contributions, including without limitation, accountant's and attorney's fees, plus interest at the highest rate then legally permitted for commercial transactions from date the fees were due or the cost, expenses or charges incurred until payment is received by Franchisor.

     9.5  Publication of Sales and Profits.  Franchisor shall have the right to
          --------------------------------
use Franchisee's Gross Receipts, net sales, earnings, or profit projections, forecasts, or reports in any offering circular or earnings projections prepared by Franchisor and to identify the Franchised Business as a franchise operation on which those projections, forecasts and reports are based.


                                  ARTICLE 10
                                 RETAIL OUTLET
              OPERATION, MANAGEMENT, MAINTENANCE, AND INSPECTION


     10.1 Use.  Franchisee shall operate the Franchised Business exclusively
          ---
from the Retail Outlet, and shall make sales only to retail customers. Franchisee shall not sell any products or other merchandise or perform any services from a Retail Outlet which have not been approved by Franchi-sor. Franchisee shall not operate any other business and shall not engage in any other activity from the Retail Outlet, either under Franchisor's Marks or under any other trade name, trademark or service mark without the prior written consent of Franchisor, which consent if granted may be subject to various conditions, including, but not limited to, requirements designed to apprise the public that the products or services offered are not associated with or endorsed by Franchisor.

     10.2 Franchisee Personnel.
          --------------------

              (a) All personnel utilized by Franchisee at its Retail Outlet shall at all times be and remain employees of Franchisee and none shall be represented as an employee or agent of Franchisor. Franchisee shall be solely responsible for the acts of its employees, agents and representatives and shall take all such actions as may be necessary to cause such persons to comply with the terms, convenants and conditions of this Agreement.

              (b) Franchisee shall require and cause all of its employees while engaged in their duties at the Retail Outlet to present a neat, clean appearance and render competent, sober, proper, efficient and courteous services to the patrons of the Retail Outlet and shall operate the Retail Outlet and conduct the Franchised Business in strict accordance with the provisions of this Agreement and the Operations Manual.

              (c) The Retail Outlet shall have a Designated Manager at all times. The Designated Manager may be an individual Franchisee or an employee designated by Franchisee in accordance with the guidelines set forth in the Operations Manual and approved by Franchisor, and who shall have successfully completed, to the satisfaction of Franchisor, initial training classes provided by Franchisor pursuant to Article 7 of this Agreement.

              (d) Upon the incapacity, resignation or unwillingness of the Designated Manager to continue to serve Franchisee in such capacity, Franchisee shall notify Franchisor and shall nominate a replacement Designated Manager who shall complete, to Franchisor's satisfaction, Franchisor's initial training classes in accordance with Article 7 of this Agreement.

     10.3 Business Hours.  Franchisor may from time to time designate the
          --------------
minimum business days and hours during which Franchisee shall keep the Retail Outlet open for business. During the term hereof, Franchisee shall continuously operate the Franchised Business and conduct retail sales of Products at the Retail Outlet within the Franchise Area and keep it open for business on all business days and during all business hours designated from time to time by Franchisor. Franchisee hereby acknowledges and agrees that the business days and hours designated by Franchisor may, and in all likelihood shall, include holidays and extended business hours for days preceding holidays and may vary depending upon the requirements of the various malls and shopping centers where the Retail Outlet may be located.

     10.4 Payment of Fees and Taxes.  Franchisee shall pay, or cause to
          -------------------------
be paid, any and all real estate and personal property, sales, use, payroll, withholding and excise taxes, license fees, worker's compensation, unemployment insurance, disability insurance and all other fees and taxes, regardless of source or nature, which may be imposed, levied, assessed or charged on, against, or in connection with, the Retail Outlet including the opening, operation and maintenance thereof and/or any Product sold or furnished by Franchisee under this Agreement, the Franchised Business or otherwise, by any federal, state, county, municipal, or other governmental agency or subdivision which may have jurisdiction over such Retail Outlet, the Products or the Franchised Business.

     10.5 Compliance With Law.
          -------------------

              (a) Franchisee shall strictly comply with all federal, state, county, municipal and other governmental agency laws, ordinances and rules and regulations pertaining, directly or indirectly, to the Retail Outlet and the Franchised Business conducted therein including, but not limited to, mislabeling or adulterating any of the Products or Services or making false, misleading or improper advertising claims with respect thereto. Franchisee shall pay for all licenses, bonds and deposits made to or required by any governmental agency or body and/or any utility companies related to such Retail Outlet.

          (b) Should Franchisee receive notice from any governmental body or agency having jurisdiction alleging a violation or infringement, or requiring any corrective action, Franchisee shall: (i) immediately notify Franchisor by telecopy or overnight express delivery to be followed by a mailed copy of any relevant documentation within 24 hours of the occurrence; and (ii) cure the violation or infringement and take all required corrective action within seven days of the occurrence or such shorter time as may be specified by the appropriate governmental body or agency.

          (c) The provisions of this Section 10.5 will not apply if (i) Franchisee is following Franchisor's prior written instructions and (ii) Franchisee notifies Franchisor that Franchisor's instructions would cause Franchisee's non-compliance with the provisions of this Section 10.5, if Franchisee has this information.

     10.6 Coin Devices and Vending Machines. Franchisee will not permit the
          ---------------------------------
operation of any music machines, vending machines, or any type of coin-operated or gambling devices at the Retail Outlet, except such machines as Franchisor may approve from time to time.

     10.7 Maintenance, Repair, and Renovation. Franchisee shall keep the Retail
          -----------------------------------
Outlet and all improvements, fixtures, furniture, equipment therein and all signs in good condition, repair and proper working order; perform regular cleaning, maintenance and upkeep; at all times maintain the interior and exterior of the Retail Outlet and the surrounding area in the highest degree of cleanliness, orderliness and sanitation; paint, wallpaper, and/or re-carpet as necessary in the color scheme designated from time to time in the Operations Manual; promptly repair any damage to, deterioration of or wear to such improvements, fixtures, furniture, equipment and signs; and promptly make replacements as necessary in compliance with Franchisor's then current standards and specifications.

     10.8 Inspection; Remedy.
          ------------------

          (a) Franchisor shall be entitled to inspect the Retail Outlet from time to time to enhance System uniformity, quality control, and insure compliance with the provisions of this Agreement. Franchisor's personnel, designated agents and/or representatives shall have the right to enter the Retail Outlet at any reasonable time and from time to time for the purpose of examination, conferences with Franchisee or its employees, inspection of the operation and testing of the Products and services and other items sold and services provided in the Retail Outlet and for all other purposes in connection with a determination that the Retail Outlet is being operated in accordance with the terms of this Agreement, the Operations Manual and other applicable requirements of Franchisor. Franchisee specifically authorizes Franchisor or its designated representatives to make, at any and all reasonable times and without prior notice or request, inspections of the premises, fixtures, supplies, merchandise and personnel of Franchisee. Franchisee specifically authorizes Franchisor to permit Franchisor's personnel, designated agents, and/or representatives to monitor the operation of the cash registers and accounting records in the Retail Outlet for such periods of time as Franchisor may determine necessary. Franchisor shall notify Franchisee in writing of any defects, deficiencies or unsatisfactory conditions discovered at the Retail Outlet, or any deviation from the plans, methods and systems of Franchisor or the design, decor or operational characteristics of the Retail Outlet as detailed in the Operations Manual, or any failure to comply with and maintain the high standards of Franchisor. Franchisee shall immediately correct or repair, or, if correction or repair cannot reasonably be made immediately, commence to correct or repair any such conditions upon being advised of same and shall thereafter diligently pursue such correction or repair to completion. If Franchisee fails to make such repairs or corrections or fails to commence to make such repairs or corrections immediately after receipt of written notice thereof from Franchisor, Franchisor, in addition to all other available rights and remedies including the right to terminate this Agreement, may, but shall not be obligated, to make such corrections or repairs and all expenses thereof, including without limitation, transportation, lodging, meals and wages of Franchisor's personnel shall be paid by Franchisee or Franchisee shall reimburse Franchisor therefore upon demand.

           (b) Should any material deficiency or unsatisfactory condition be reported more than once within any 30 day period, Franchisor shall have the right, in addition to all other available rights and remedies, to place a representative in charge of the Retail Outlet for a period of up to 30 days in each such instance, and the wages, meals, lodging and transportation for said representative, which shall be commensurate with that provided for Designated Managers of other Retail Outlets and other retail establishments of System Franchisees in the general location of the Franchise Area and shall not exceed 120% of the typical salary of a person performing equivalent services in the Los Angeles, California area, shall promptly be reimbursed by Franchisee to Franchisor upon demand.

     10.9  Cooperation. Franchisee shall cooperate with Franchisor in taking any
           -----------
action or refraining from taking any action which, in the judgment of Franchisor, is necessary or desirable to protect the Name and the Marks and to promote and enhance the Franchised Business and its image in the community.

     10.10 Best Efforts. Franchisee shall use its best efforts to fully meet and
           ------------
increase demand for the Products within the Franchise Area.

                                  ARTICLE 11
                                   INSURANCE

     11.1  Liability. Franchisee shall obtain and maintain throughout the term
           ---------
of this Agreement, at Franchisee's sole cost and expense, public liability, property damage and products liability insurance with a single combined liability limit of not less than $1,000,000, insuring against all liability of Franchisee and its officers, directors, partners, shareholders, agents or employees arising out of or related in any manner whatsoever to the Franchised Business and the Retail Outlet, and the use of occupancy thereof.

     11.2  Fire, Theft, and Extended Coverage. Franchisee shall obtain and
           ----------------------------------
maintain throughout the term of this Agreement, at its sole cost and expense, a policy of standard fire and extended coverage insurance, with vandalism and malicious mischief endorsements covering merchandise, fixtures, signs, improvements and equipment in on or about the Retail Outlet to the extent of 100% of their actual replacement value. The proceeds of this insurance policy shall be used to replace Franchisee's personal property and inventory and/or restore the Retail Outlet and the equipment, fixtures, improvements, merchandises, signs and improvements in or appurtenant to the Retail Outlet that are the subject of any insured loss.

     11.3  Business Interruption. Franchisee shall obtain and maintain
           ---------------------
throughout this Agreement, at Franchisee's sole cost and expense, business interruption insurance in an amount adequate to protect Franchisee upon the happening of any insured event and insure that a Continuing Fee shall be paid to Franchisor for a period of up to one year if the Retail Outlet is destroyed or rendered unfit for the conduct of the Franchised Business.

     11.4  Other Insurance Coverage. Franchisee shall obtain and maintain
           ------------------------
throughout the term of this Agreement, at its sole cost and expense, Worker's Compensation Insurance, disability insurance and all other types of insurance required by law or by Franchisor from time to time; deemed necessary and appropriate by Franchisee for its employees' and its own protection; such additional amounts and types of coverage as required under any lease, sublease or other arrangement or agreement for the Retail Outlet; and as otherwise specified in the Operations Manual.

     11.5 Additional Insured; Provisions. All policies provided for herein shall
          ------------------------------
be written with reputable companies authorized to engage in the business of general liability insurance in the state in which the Retail Outlet is located and approved by Franchisor. The policies shall contain an endorsement that they may not be canceled or altered without 20 days prior written notice to Franchisor. The comprehensive liability policy shall provide that coverage is primary, and any coverage maintained by Franchisor is in excess thereto, and insures the performance of the indemnity set forth in Section 12.1 of this Agreement. Franchisor and GEC shall be named as additional insureds under all such policies on a separate endorsement written on the carrier's stationery. The exact names of the Great Earth entities to be included as additional insureds shall be set forth in the Operations Manual or otherwise provided to Franchisee by Franchisor. Certificates of Insurance evidencing the policies provided for herein shall be delivered to Franchisor together with evidence that the premiums have been paid prior to the commencement of construction of the Retail Outlet and at least 20 days prior to the expiration of any policy term. Franchisor makes no representation or warranty that the insurance required by this Article 11 covers all the risks against which Franchisee, the Retail Outlet or the Franchised Business should be insured.

     11.6 Remedies. In addition to all the other rights and remedies Franchisor
          --------
may have under this Agreement or by law, if Franchisee fails to obtain or maintain any of the insurance required by this Article 11 within five days of Franchisor's demand for compliance, Franchisor shall, have the right, but not the obligation, to obtain and maintain coverage for itself, its affiliates and Franchisee. Franchisee shall pay Franchisor on demand all charges incurred by Franchisor for securing such coverage, plus interest at the highest rate then legally permissible for commercial transactions from the date the charges were incurred until Franchisor's receipt of payment from Franchisee.

     11.7 Increases. If at any time during the term of this Agreement Franchisor
          ---------
determines that the types or amounts of insurance specified in this Article 11 are inadequate, Franchisor may, by written notice to Franchisee or an amendment or revision to the Operations Manual, increase the amounts and/or types of insurance required and Franchisee shall obtain and maintain such increased insurance and provide Franchisor with a certificate evidencing such increased coverage within 30 days of receipt of notice from Franchisor or the amendment or revision to the Operations Manual.

                                  ARTICLE 12
                   INDEMNITY; TRADE SECRETS; NON-COMPETITION


     12.1 Indemnity. Franchisee shall indemnify Franchisor for, and hold
          ---------
Franchisor free and harmless from and against, any and all debts, losses, obligations, deficiencies, liabilities, claims, damages, fines, fees, refunds, recalls, payments, awards, good faith settlements, and costs and expenses of any kind and nature whatsoever (including, without limitation, all attorneys' fees, costs and other expenses incurred in connection with the investigation, preparation, prosecution, defense, or settlement of any matter indemnified pursuant hereto) arising out of, related in any manner whatsoever to, or incurred in connection with (a) the Franchised Business or the operation of, or the business conducted at, the Retail Outlet; (b) the sale of Products or other merchandise; (c) any transaction, agreement, or undertaking entered into between Franchisee, its employees or agents, and any third party, or as between or among themselves; (d) Franchisee's use of the Name and Marks, except as otherwise provided in this Agreement; (e) any unapproved or disapproved advertising, marketing or promotional activities used or undertaken by Franchisee; (f) breach by Franchisee of any representation, warranty or covenant made by it in this Agreement not specifically referred to in this Section 12.1; or (g) any other action of any type or nature whatsoever which subjects Franchisor to any losses or liabilities of any type or nature.

     12.2 Proprietary Information.
          -----------------------

               (a) The System, the information contained in the Operations Manual described in Article 8 of this Agreement, and all other proprietary or confidential information, formulae, plans, processes, methods, procedures, techniques, and materials revealed or provided to Franchisee by Franchisor (collectively, "Proprietary Information") constitute trade secrets developed by Franchisor which are known only to franchisees and certain authorized employees of Franchisor and Franchisee shall do all things necessary to preserve the confidentiality of such Proprietary Information. Franchisee agrees that all the foregoing and all information Franchisor designates as proprietary information shall be presumed to be proprietary information and trade secrets belonging to Franchisor, except to the extent that Franchisee proves that any such information is in the public domain. In order to prevent the unauthorized use or disclosure of the Proprietary Information, and in order to maintain the advantages accruing from the continued secrecy thereof, and to prevent others from acquiring knowledge of the Proprietary Information, Franchisee agrees that neither Franchisee nor its officers, directors, employees, agents, or representatives or any person with an equity interest in Franchisee shall, during the term hereof, or any time thereafter, directly or indirectly, use for its own benefit except in accordance with this Agreement, or use for the benefit of any other person or entity, or disclose, divulge, disseminate, display, duplicate, reveal, reproduce, publish, sell, show, or communicate the System, any of the information contained in the Operations Manual, or any of the Proprietary Information (including, without limitation, any information regarding the business, operations or secrets of Franchisor, its parent, or any of its subsidiaries and affiliates which is secret or confidential in nature) to any person or entity.

               (b) Without limiting the generality of the foregoing, Franchisee agrees not to disclose the names of any suppliers, manner of operation, plans, processes, or any other information about or concerning the business of Franchisor, its parent, subsidiaries or affiliates. Without regard to whether any of the matters would otherwise be deemed confidential, material or important, the parties hereby stipulate that, as between them, such matters are confidential, material and important, and gravely affect the effective and successful conduct of the business of Franchisor and its goodwill, and that any breach of the terms of this Section 12.2(b) by Franchisee, its officers, directors, employees or any person with an equity interest in Franchisee will be deemed a material breach of this Agreement and that in addition to any other remedy for breach which Franchisor may have under this Agreement or under law, it shall have the right to terminate the Agreement forthwith; provided, however, that no breach by any non-officer employee of Franchisee shall be deemed a material breach of this Agreement if such employee is promptly terminated from such employment upon discovery of any such disclosure.

               (c) Franchisee agrees that it shall take such action as may be required of it in order to assure the safekeeping of the Proprietary Information, which shall, at minimum include, but not be limited to all of the following.

               (i) Franchisee shall not make or permit any other person to make any copies of any written Proprietary Information, nor divulge any Proprietary Information to Franchisee's employees (except as provided in this Section 12.2(c)(ii) below) or agents, nor reproduce any information relating to the techniques, plans, methods or operating systems and shall keep all items of written information in a safe place.

               (ii) Franchisee may divulge Proprietary Information to Franchisee's employees, provided that the Proprietary Information disclosed to any single employee shall be limited to that which is necessary for such employee to properly perform its duties. Franchisor may require that Franchisee require each such employee, as a condition to commencing and continuing employment, to sign a "Non-Disclosure Agreement" or similar agreement. Franchisee shall immediately notify Franchisor of any employee who has made any unauthorized disclosure of any information in its possession, and shall discharge such employee forthwith, unless discharge is waived by Franchisor.

               (iii) The Proprietary Information, constituting valuable trade secrets, shall be disseminated by Franchisor to Franchisee for the sole purpose of maintaining and operating the Retail Outlet and for no other reason. Franchisee shall not during the term of this Agreement or thereafter, use any Proprietary Information to its own benefit other than in the Retail Outlet.

               (The provisions of this Article 12 shall be binding upon Franchisee forever, including the time after termination or expiration of the Agreement or after any transfer of the Franchised Business and/or the rights hereunder in whole or in part.)

     12.3 Competition.
          ------------

               (a) During the term hereof, Franchisee, its agents, officers, directors, shareholders and employees shall not, without the express written consent of Franchisor which consent Franchisor may withhold in its sole and absolute discretion, engage, anywhere in the world, directly or indirectly, by way of ownership, partnership, shareholdings, employment, consultation or any other way, in any other business or occupation relating primarily or substantially to the business, occupation or industry of making, preparing, marketing, distributing, displaying, or selling, at wholesale or retail, products or services similar in kind to those developed or featured by Franchisor or provided, prepared, displayed, marketed, distributed or sold in the manner developed by Franchisor; provided, however, nothing shall prevent passive ownership of securities of not more than 5% of a company, which securities are traded on a national exchange. If any court or other legal body determines that this provision is too broad, Franchisee agrees to petition the court to substitute a provision acceptable to the court or other legal body.

               (b) For a period of one year following the termination or expiration of this Agreement, Franchisee shall not, without the express written consent of Franchisor which consent Franchisor may withhold in its sole and absolute discretion, directly or indirectly, as a principal, shareholder, agent, employee, officer or director of any corporation, or a partner, sole proprietor, consultant or in any other way, engage within a radius of 25 miles of the designated franchise area of any Great Earth franchisee or Great Earth Vitamin Store in any business competitive or substantially competitive with the business of the type described under this Agreement, in any other business or occupation relating primarily or substantially to the business, occupation or industry of making, preparing, marketing, distributing, displaying, or selling, at wholesale or retail, products or services similar in kind to those developed or featured by Franchisor or provided, prepared, displayed, marketed, distributed or sold in the manner developed by Franchisor. If any court or other legal body determines that this provision is too broad, Franchisee agrees to petition the court to substitute a provision acceptable to the court or other legal body.

               (c) For purposes of clarification, but not of limitation, Franchisee hereby acknowledges and agrees that the provisions of Sections 12.3(a) and 12.3(b) shall serve as a prohibition against Franchisee, during the period referred to therein, directly or indirectly, hiring, offering to hire, enticing away or in any other manner persuading or attempting to persuade any officer, employee, agent, lessor, lessee, licensor, licensee, developer, franchisee, customer, supplier, prospective customer or supplier of Franchisor to discontinue or alter its relationship with Franchisor.

               (d) It is the intention of Franchisor and Franchisee that the covenants in this Section 12.3 shall be enforced to the fullest extent permissible under the laws and public policies of each state and jurisdiction in which enforcement is sought.

               (e) The parties thereto agree that Franchisor's remedies at law for breach of the terms of this Section 12.3 will be in adequate, that Franchisor's damages therefrom will be difficult or impossible to ascertain, and that the terms of this Section 12.3 shall be specifically enforceable.

               (f) The parties further agree that in order to enforce this
Section 12.3, Franchisor shall be entitled to a temporary and a permanent injunction by any court of competent jurisdiction against the breach of this covenant. In addition to any other remedy provided herein or by law to Franchisor upon breach of this covenant by Franchisee (but not by any of Franchisee's non-officer employees provided such employee is promptly terminated from Franchisee's employ upon Franchisee's discovery of such competitive activities), Franchisor shall have the immediate right to terminate this Agreement. The parties hereby stipulate that as between them, and without regard to whether any breach would otherwise be deemed material or important, any breach of this covenant shall constitute a material and important breach of this Agreement.

                                  ARTICLE 13
                             TRANSFER OF INTEREST

     13.1 Consent.
          -------

               (a) The rights herein granted to Franchisee are personal and a material part of the consideration for Franchisor's agreement to enter into this Agreement is Franchisor's confidence in the business skills and financial capabilities of the principal(s) of Franchisee. In order to assure the principal(s) of Franchisee's personal responsibility for the Franchised Business and to protect the trade name, the Marks, the System and Franchisor's goodwill and reputation, no person or entity shall succeed to any of the rights of Franchisee under this Agreement by virtue of any voluntary or involuntary proceeding in bankruptcy, receivership, attachment, execution, assignment for benefit of creditors, or other legal process and Franchisee shall not offer to assign, sell, transfer, mortgage, hypothecate, encumber, use as collateral, or otherwise dispose all or any part of this Agreement or any rights arising hereunder without the prior written consent of Franchisor, which consent shall not be unreasonably withheld but may be conditioned upon the fulfillment of certain qualifications, requirements, and conditions, including without limitation, those set forth in Sections 13.3, 13.4 and 13.7, and which consent may be denied on any reasonable basis including, without limitation, that (i) Franchisor deems the proposed transferee to be unqualified to operate the Franchised Business based on Franchisor's assessment of the proposed transferee's business ability, aptitude, financial capability and stability or other relevant qualifications; (ii) Franchisee does not propose to assign, sell, transfer, or otherwise dispose of all of Franchisee's interest in this Agreement, the Franchised Business and the Retail Outlet including, without limitation, its location, improvements, equipment, fixtures and signs; and/or
(iii) Franchisee is in default of this Agreement. No transfer shall be made unless Franchisee assigns to the transferee the lease for the Retail Outlet or, if Franchisee owns the location of the Retail Outlet, Franchisee grants the transferee the right to occupy the Retail Outlet for the balance of the Term of this Agreement. Nothing contained herein shall in any way impair or limit or be deemed to impair or limit Franchisor's discretion in approving or disapproving any request to transfer or assign any interest under this Agreement.

               (b) With each request for approval, Franchisee shall submit to Franchisor the terms and conditions of a proposed sale, assignment, or other transfer, and copies of all agreements, leases and other documents to be executed or delivered in connection with said proposed transfer, and Franchisor's then current Franchise Enrollment Form ("Enrollment Form") completed by the proposed transferee, as set forth in the Operations Manual or otherwise provided by Franchisor. Each prospective transferee shall additionally provide Franchisor with such other personal, financial and credit information about itself as Franchisor may reasonably request to determine if transferee satisfies Franchisor's requirements. At least 15 prior days to any approved transfer, Franchisee shall submit to Franchisor the transfer documents in the form in which they will be executed by Franchisee and transferee. If the transfer documents to be executed differ materially from those on which Franchisor based its approval, Franchisor's approval may be withdrawn. Within ten days after the completion of an approved transfer, Franchisee shall deliver a copy of the fully executed transfer documents to Franchisor.

     13.2 Deemed Transfers. The following events, among others, shall be deemed
          ----------------
a transfer or assignment for which Franchisor's consent is required: (a) any transfer to a corporation or partnership; (b) if Franchisee is a corporation, any dissolution, merger, consolidation, or other reorganization, or a sale or transfer in the aggregate of more than 40% of its issued and outstanding capital stock, or more than 50% of its assets including, without limitation, any public offering of its capital stock pursuant to any federal or state statute, rule, regulation, or code pertaining to the offer, sale, or issuance of securities to the public, or is acquired by or merged with a company whose shares of stock are publicly held or traded; (c) if Franchisee is a partnership, the withdrawal of a partner, dissolution of the partnership, or a transfer of a partner's interest in the partnership or other ownership or management rights; or (d) any change in actual control (via corporate office or otherwise) of any Franchisee entity. The consent of Franchisor shall not be required for transfers between parties who have executed this Agreement, or adult members of their immediate family, or transfers to a trust in which all trustees and beneficiaries are members of the immediate family of Franchisee, provided Franchisor is given 30 days prior written notice of any such transfer and such transfer complies with all other provisions of this Article 13 and other applicable provisions of this Agreement.

     13.3 Transfer to Corporation or Partnership.
          --------------------------------------

          (a) In addition to the conditions set forth in Sections 13.1 and 13.4 hereof, and any other reasonable conditions Franchisor may impose, Franchisor's consent to an assignment, sale, transfer or other disposition of Franchisee's interest in this Agreement or the Franchised Business to a corporation may be subject to any or all of the following conditions: (i) the corporation is newly organized and its activities confined solely to the operation of the Franchised Business; (ii) the principal(s) of Franchisee owns all the shares of stock of the corporation or, with the consent of Franchisor to the transfer of a portion of the shares to others in compliance with this Article 13, the principal(s) of Franchisee agree in writing to own a majority of the shares of the corporation at all times during the term of this Agreement; (iii) the corporation maintains "stop transfer" instructions against the transfer, on its records, of any securities with voting rights subject to the restrictions of this Article 13 and issues no such securities unless the following printed legend appears legibly and conspicuously on the face thereof: "The transfer of this stock is subject to the terms and conditions of a Franchise Agreement with Great Earth International Franchising Corp.,
          (b) dated _____________________."; (iv) a principal of Franchisee agrees to serve as Chief Executive Officer of the corporation at all times during the term of this Agreement; and (v) each shareholder of Franchisee executes a personal guarantee of the corporation's obligations to Franchisor.

          (b) In addition to the conditions set forth in Sections 13.1 and 13.4 hereof, and any other reasonable conditions Franchisor may impose, Franchisor's consent to an assignment, sale, transfer or other disposition of the Franchise or other rights, duties and obligations under this Agreement to a partnership may be subject to any or all of the following conditions: (i) Franchisor approves each of the proposed partners in accordance with Section 13.1(a); (ii) the partners execute a partnership agreement that provides that no interest in the partnership may be transferred or changed without the prior written consent and approval of Franchisor; and (iii) the partnership is a general partnership.

     13.4 Additional Conditions; Transfer Fee. No transferee may succeed to
          -----------------------------------
Franchisee's interest in this Agreement or operate the Franchised Business in place of Franchisee unless and until: (a) all of Franchisee's accrued monetary obligations to Franchisor, its subsidiaries or affiliates have been paid, all other outstanding debts and obligations related to the Retail Outlet or the Franchised Business have been satisfied, and any breach of Franchisee's contractual obligations to Franchisor has been cured;
(b) Franchisee has executed a general release in favor of Franchisor, in form satisfactory to Franchisor, of any and all claims against the Franchisor and its officers, directors, shareholders, attorneys and employees or agents, in their corporate and individual capacities; (c) the transferee, an equity owner of transferee, and/or a Designated Manager has satisfactorily completed the initial training provided for in Article 7 prior to the transfer except as otherwise permitted by Franchisor in its sole discretion; (d) the transferee has agreed in writing to be bound by the Franchise Agreement and, if Franchisor in its sole discretion requires, has executed Franchisor's then current form of Great Earth Franchise Agreement being offerred to prospective System franchisees with provisions relating to Initial Franchise Fee and Opening Fee deleted and the provision relating to the term approximately revised; (e) the transferee has the right to occupy the Retail Outlet for the balance of the term of the Agreement;
(f) Franchisee has delivered to Franchisor a copy of the final signed agreements between Franchisee and the transferee; (g) Franchisee agrees that the covenants of Article 12 shall survive the transfer of the Agreement and/or Retail Outlet; and (h) either Franchisee or the transferee, as they may decide between them, pays to Franchisor a transfer fee of $7,500 ("Transfer Fee") plus all of the Franchisor's out-of-pocket costs (in the maximum amount of $2,000) incurred in connection with the transfer, including the costs of investigating and approving the transferee, training and qualifying the transferee/and or its designee, and all legal costs incurred by Franchisor. The Transfer Fee plus Franchisor's out-of-pocket costs as specified above are payable with respect to each separate transaction.

     13.5 Effect; Information. Any attempt to assign, sell, transfer, encumber,
          -------------------
or otherwise dispose of any interest in this Agreement or the Franchised Business except in strict compliance with the provisions of this Agreement shall be null and void. Franchisor's consent to one assignment, sale, transfer, encumbrance or other disposition shall not be deemed a waiver of this provision or a consent to a subsequent assignment, sale, transfer, encumbrance or other disposition. Franchisor's approval of any proposed transfer shall not be construed as a warranty or representation by Franchisor that the terms and conditions of the proposed transfer are economically sound or that the proposed transferee will be capable of successfully conducting the Franchised Business.

     13.6 Transfer by Franchisor. Franchisor shall have the right to sell,
          ----------------------
assign, or encumber all or any portion of its interest in this Agreement at any time so long as the person or entity that will become responsible for the performance of the obligations of Franchisor hereunder shall be financially responsible and economically capable of performing those obligations and shall expressly assume those obligations in writing at the time of transfer.

     13.7 Right of First Refusal. Franchisee shall give Franchisor written
          ----------------------
notice of its intention to assign, sell, transfer, encumber or otherwise dispose of all or any portion of its interest in this Agreement or the Franchised Business, with or without consideration, or to list it with a broker prior to placing any advertisement, execute a listing agreement, or otherwise offer any interest in this Agreement or the Franchised Business for assignment, sale, transfer, encumbrance or other disposition. Franchisor or its nominee shall have the right of first refusal on any such assignment, sale, transfer, encumbrance, or other disposition and no offer to sell, transfer, assign, encumber or otherwise dispose of any interest in this Agreement or the Franchised Business may be made without a prior offer to Franchisor. The proposed offer shall be submitted by Franchisee to Franchisor in writing and shall set forth the exact terms and conditions of the proposed sale, including any brokerage commissions payable in connection with such sale, and Franchisee shall provide Franchisor with such additional information regarding the proposal as Franchisor may reasonably request. Franchisor shall have 30 days within which to accept the offer in writing. Failure of Franchisor to accept within 30 days shall constitute rejection. If rejected, Franchisee shall have one month to complete the transaction proposed upon the same terms and conditions as contained in the offer to Franchisor. Franchisee shall not assign, sell, transfer, encumber, or otherwise dispose of any interest in the Agreement or the Franchised Business upon terms and conditions less favorable than those offered to Franchisor and any material changes in the terms of any offer prior to closing shall constitute a new offer subject to the same rights of first refusal by Franchisor or its nominee as in the case of an original offer. Transfers between persons who have executed this Agreement and adult members of their immediate family shall not be subject to a right of first refusal by Franchisor.

     13.8  Transfers Upon Death; Incapacity.  Notwithstanding any of the
           --------------------------------
foregoing, in the event of death or legal incapacity of Franchisee or a person with an equity interest in Franchisee, such person's interest in this Agreement and the Franchised Business will transfer according to that person's will or the laws of intestacy, as the case may be, provided that adequate provision is made for the management of the Franchised Business, the transferee complies with the training requirements of Article 7 within 90 days of the death or incapacity of Franchisee or a person with an equity interest in Franchisee, and the transferee is one or more of the decedent's immediate family or a trust in which all of the trustees and beneficiaries are members of the decedent's immediate family. A transfer pursuant to this Section 13.8 shall be free of Franchisor's right of first refusal pursuant to Section 13.7 and the Transfer Fee specified in Section
13.4 provided the other provisions of this Article 13 are complied with and the transferee complies with the provisions of Article 7 as set forth above. Franchisor shall be reimbursed for its out-of-pocket costs incurred in connection with a transfer pursuant to this Section 13.8 as provided in Section
13.4 of this Agreement.


                                  ARTICLE 14
                            DEFAULT AND TERMINATION


     14.1  Cause Required.  Franchisor may unilaterally terminate this Agreement
           --------------
only if there has been a material violation of it or any other contract, lease, or undertaking to which Franchisee or any person with an equity interest in Franchisee and Franchisor, its parent, or any of its subsidiaries or affiliates are parties. A material violation shall include any failure by Franchisee to comply substantially with any obligation, duty, covenant, promise, or agreement contained in this Agreement, including without limitation, those acts or omissions specified in this Article 14.

     14.2  Termination Without Prior Notice.  Franchisor shall have the right to
           --------------------------------
terminate this Agreement immediately and without prior notice to Franchisee upon the occurrence of any or all of the following events, each of which shall be deemed an incurable breach of this Agreement:

           (a) To the extent permitted by law, if Franchisee, a person with an equity interest in Franchisee, any entity controlling, controlled by, or under common control with Franchisee, or any person or entity which guarantees the obligations of Franchisee pursuant to the terms of this Agreement or any other agreement between Franchisee and Franchisor, its parent or any of its subsidiaries or affiliates (any such person may be hereinafter referred to as the "Related Person"), or the Franchised Business shall become insolvent, be declared bankrupt or make an assignment of all or a substantial part of its assets to or for the benefit of any creditor, or admit its inability to pay its debts as they come due or if a receiver, temporary or permanent, of the property of Franchisee or a Related Person shall be appointed by a court of competent jurisdiction; if the Franchised Business or Retail Outlet is seized, taken over or foreclosed by a government official in the exercise of its duties, or seized, taken over, or foreclosed by a creditor, lienholder or lessor, provided that a final judgment against Franchisee remains unsatisfied for 30 days (unless a supersedeas or other appeal bond has been filed); or if a levy of execution has been made upon the Agreement, the Franchised Business, or upon any property used in the Franchised Business, and it is not discharged within five days of such levy; or

          (b) If Franchisee abandons the Retail Outlet and Franchised Business by failing to operate the Franchised Business or keep the Retail Outlet open during normal business hours for five consecutive days during which Franchisee is required to operate the business under the terms of this Agreement, or any shorter period after which it is not unreasonable under the facts and circumstances for Franchisor to conclude that Franchisee does not intend to continue to operate the Retail Outlet and Franchised Business, unless such failure to operate is due to fire, flood, earthquake or other similar causes beyond Franchisee's control or Franchisor approves Franchisee's action in writing; or

          (c) If Franchisee or any person with an equity interest in Franchisee makes any material misrepresentations to Franchisor or causes or authorizes any act or omission or engages in any conduct which reflects materially and unfavorably upon or impairs, endangers or damages the operation and reputation of the Franchised Business, the System, the Name, the Marks or the goodwill associated with any of them, and such violation was make knowingly, and Frachisee failed to cure same promptly in accordance with this Agreement, or a violation of this Section 14.2(c) occurred once previously during the preceding 12 months; or

          (d) If any permit, license, or governmental approval required for the operation of the Franchised Business or the Retail Outlet expires or is suspended or revoked and has not been reinstated within ten days of expiration, suspension, or revocation or if Franchisee otherwise fails for a period of ten days after notification of noncompliance from Franchisor or any governmental agency or authority, to comply with any federal, state or local law or regulation applicable to the Retail Outlet or the operation of the Franchised Business; or

          (e) If Franchisee fails to fully and timely perform any material covenant or obligation for which Franchisee has received a notice of default or demand for cure from Franchisor on two or more occasions within the preceding 12 months; or

          (f) If Franchisee or any person with an equity interest in Franchisee is convicted of a felony or any other criminal misconduct which is relevant to the operation of the Franchised Business; or

          (g) If Franchisee violates the provisions of Article 13 of this Agreement or otherwise attempts to or does assign, sell, transfer, or encumber the Name of any of the Marks without Franchisor's prior written consent; or

          (h) If Franchisee fails to immediately and fully comply with any Product recall;

          (i) Franchisor makes a determination that continued operation of the Franchised Business by Franchisee will result in a material danger to public health or safety; or

          (j) If Franchisee has knowingly either inaccurately reported or withheld reporting, or any person with an equity interest in Franchisee has caused or authorized Franchisee to inaccurately report or withhold reporting any gross receipts; or

          (k) If Franchisee does not permit Franchisor or its representatives to inspect the Retail Outlet or the Franchised Business or examine or audit the books and records of Franchisee or allow a field auditor to monitor Gross Receipts; or

          (l) If Franchisee or a person with an equity interest in Franchisee discloses, divulges, disseminates, displays, duplicates, reveals, reproduces, publishes, sell, shows, or communicates the System, any of the contents of the Operations Manual, or any Proprietary information of Frachisor in violation of the provisions of this Agreement; or

          (m) If Franchisee or a person with an equity interest in Franchisee defaults in the performance of any of its covenants, duties, or obligations pursuant to any other agreement between Franchisee or a person with an equity interest in Franchisee and Franchisor, its parent, or any of its subsidiaries or affiliates, or any agreement by which Franchisee occupies the Retail Outlet and Franchisee fails to cure any such default within the time for cure provided by the applicable agreement; or

          (n) If Franchisee or its Designated Manager fails to satisfactorily complete Franchisor's initial training classes (or equivalent training approved by Franchisor, if any), or if Franchisee employs in the Retail Outlet any employee who has not satisfactorily completed such training programs from time to time required by Franchisor pursuant to Article 7 of this Agreement; or

          (o)  If Franchisee shall fail to comply with any other provision of
Article 7 of this Agreement on three or more occasions; or

          (p) If Franchisee shall fail to reimburse Franchisor any sums for which Franchisee has the obligation to reimburse Franchisor pursuant to this Agreement within five days after Franchisor's written demand therefore.

     14.3 Termination With Notice. Franchisor may terminate this Agreement upon
          -----------------------
the occurrence of any of the following:

          (a) If Franchisee fails to pay any Continuing Fee or other fees, Program Contributions, or other amounts due to Franchisor, its parent, subsidiaries or affiliates within five days after receipt of written notice that such fees are overdue; or

          (b) If any real property, improvements, equipment, fixtures, designs, plans, structures, construction or decorations are used, or quality of work is done, whether prior to the opening of a Retail Outlet or thereafter, which have not been approved by Franchisor in writing pursuant to Article 8 of this Agreement, or if Franchisee makes, attempts to make, permits or suffers any changes in the terms and conditions of its lease or purchase arrangements, or both, without the prior written approval of Franchisor, and Franchisee fails to cure such default within 14 days after receipt of Franchisor's written notice of default; or

          (c) If Franchisee shall default in any performance or completion of any of the terms, conditions, covenants and agreements hereof and fails to cure such default within 15 days after receipt of Franchisor's written notice of default; or

          (d) If Franchisee fails to obtain a lease for the Retail Outlet within 90 days of the execution of this Agreement in accordance with Section 3.1(b), fails to commence and diligently pursue to completion the design, construction, equipping and opening of the Retail Outlet, fail to open the Retail Outlet for business to the public within 120 days of the execution of this Agreement, or fail to relocate the Retail Outlet within 120 days of learning that its right to occupy the Retail Outlet will be terminated, and/or fails to cure any of these defaults within 30 days after receipt of Franchisor's written notice of default; or

          (e) If Franchisee uses the Name or Marks in any manner not permitted in this Agreement or fails to comply with Section 10.1 of this Agreement regarding use of the Retail Outlet and fails to cure such default within seven days after receipt of Franchisor's written notice of default; or

          (f) If Franchisee sells any Products or other merchandise not approved by Franchisor in violation of Section 4.6(a) of this Agreement or uses any unapproved or disapproved advertising materials in violation of Section 6.2 hereof and fails to cure such default within 24 hours after receipt of Franchisor's written notice of default; or

          (g) If Franchisee shall fail to immediately commence to correct or repair any deficiency, defect or unsatisfactory condition or diligently pursue same to completion pursuant to Section 3.4(a) of this Agreement, and Franchisee fails to cure such default within five days after receipt of Franchisor's written notice of default; or

          (h) Except as otherwise provided in this Agreement, Franchisor may terminate this Agreement if Franchisee fails to cure a breach by Franchisee, any person with an equity interest in Franchisee, or any guarantor of Franchisee, of this Agreement, any other contract, agreement, or undertaking between Franchisee, its affiliates, guarantors or any person with an equity interest in Franchisee and Franchisor, its parent, subsidiaries, or affiliates within 30 days after receipt of written notice from Franchisor describing the breach. If the breach cannot reasonably be cured within 30 days, the time for Franchisee to effect a cure shall be extended as reasonably necessary, but in no event longer than an additional 30 days, provided Franchisee immediately commences a cure and diligently pursues it to completion.

     14.4 Statutory Limitations.  Notwithstanding any other provision of this
          ---------------------
Agreement, if any valid, applicable law, rule or regulation limit Franchisor's termination rights or require longer notice periods than those set forth in this
Article 14, this Agreement shall be amended as necessary to conform with the requirements of that law, rule or regulation and this Agreement shall remain in effect until the required notice period has expired.

     14.5 Prompt Cure.  If Franchisee receives written notice from Franchisor to
          -----------
cure a breach or violation (which may include a description of the method of cure required), Franchisee shall commence to cure immediately upon receipt of such notice and effect a complete cure and remedy all damage caused by that breach or violation as completely as possible within the shortest possible time, but in no event more than the time period specified in this Article 14, and Franchisee shall take any and all action necessary to prevent a recurrence of that same breach or violation.

     14.6 Description of Default.  The description of a default by Franchisor in
          ----------------------
any notice to Franchisee shall not in any way preclude Franchisor from specifying additional or supplemental defaults in any action, hearing or suit related to this Agreement or its termination or expiration.

     14.7 Alternate and Cumulative Remedies.  Notwithstanding the termination of
          ---------------------------------
this Agreement or any provision herein to the contrary. Franchisor shall have the right to exercise any and all remedies available to it at law or in equity, including without limitation, specific performance and direct, indirect, special, incidental, consequential and any and all other damages to which Franchisor may be entitled. All rights and remedies provided herein shall be in addition to and not in substitution of all other rights and remedies available to a party at law or in equity. Notwithstanding any termination or expiration of this Agreement, Franchisor shall retain all rights and remedies given it by this Agreement or by law and Franchisee shall remain fully liable for the performance of its duties and obligations arising out of this Agreement or the Franchised Business, including without limitation, all amounts then due to Franchisor, its parent, subsidiaries or affiliates, or to become due as a result of termination or expiration, the salaries of Franchisee's employees and all taxes related to those salaries, all unpaid sales taxes and all penalties incurred as a result of non-payment, and all costs, expenses, and damages incurred and profits lost by Franchisor.

     14.8 Rights and Obligations on Termination or Expiration.  On termination
          ---------------------------------------------------
or expiration of the Agreement for any reason, Franchisee shall:

          (a) Render to Franchisor within ten days of the date of expiration or termination, a final accounting for the Franchised Business and pay to Franchisor all payments due or to become due to Franchisor, its parent, subsidiaries or affiliates pursuant to this Agreement, including all Continuing Fees or other payments specified in Section
5.4 hereof to the end of the then current term of this Franchise Agreement and all damages arising out of or related to the termination, which obligation shall be a lien in favor of Franchisor on the all assets utilized by Franchisee in the operation of the Franchised Business at the Retail Outlet, including, without limitation, all improvements, fixtures, furnishings, equipment, personal property, supplies, saleable inventories and signs ("Retail Outlet Assets"). Franchisor shall have the right to audit Franchisee's Records and inventories in accordance with Article 9 of this Agreement and Franchisee shall be liable for any deficiency and the expenses of the audit as set forth in Article 9 of this Agreement.

           (b) Immediately cease to operate the Franchised Business. All rights granted to Franchisee pursuant to this Agreement shall immediately cease, and Franchisee shall have no further rights to the use of the Name, Marks or System. Franchisee shall immediately return to Franchisor all information pertaining to the System, Franchisee's copy of the Operations Manual and all amendments, and all Proprietary Information. Franchisee shall immediately cease using the Name, the Marks and other trade names, trademarks, service marks, symbols, slogans, and indicia relating thereto or to Franchisor, its parent, subsidiaries, affiliates or licensor. Franchisee shall immediately cease and desist from using any of the trade dress, plans, methods, System, Operations Manual and Proprietary Information and shall remove all indicia of any nature of its former relationship as a Franchisee of Franchisor. Franchisee shall make such modifications and alterations as necessary or as Franchisor may reasonably request to distinguish the appearance of the Franchisee's retail outlet from other Retail Outlets. Franchisee shall not thereafter directly or indirectly represent itself as a Franchisee of Franchisor or do business under any name or in any manner that might tend to give any member of the public an impression that Franchisee is operating a Retail Outlet under the Great Earth System or providing or selling any of Franchisor's Products or any items substantially similar thereto.

           (c) Without limitation as to any other provisions contained in this Agreement, both parties hereby acknowledge and agree that the rights and obligations under this Section 14.8 shall survive the termination of this Agreement and both parties may specifically enforce the terms thereof.

     14.9  Termination Procedure.  Termination of this Agreement shall be
           ---------------------
effected by Franchisor upon any occurrence by Franchisor giving notice to Franchisee, unless such notice would result in Franchisor or any other party (with the exception of Franchisee) incurring any additional harm, liability or loss or would slow any attempt on the part of Franchisor to correct the breach.

     14.10 Additional Rights of Franchisor Upon Termination. In addition to
           ------------------------------------------------
the other rights granted to Franchisor herein, upon termination or expiration of this Franchise, Franchisor may, within 45 days thereafter, at its option:

           (a) Assume Franchisee's status and replace Franchisee as lessee under any equipment lease used in connection with Franchisee's business and/or any lease for the Retail Outlet, and Franchisee, upon exercise of those rights by Franchisor, will be fully released and discharged from future rents, other lease charges and other future liabilities under the particular lease by Franchisor if specifically permitted under the lease (although not from any liability for unpaid amounts or rents or any other liability to the lessor under any such lease existing upon said exercise date). If Franchisee owns the premises containing the Retail Outlet, Franchisee shall, at Franchisor's option, lease the Retail Outlet premises to Franchisor or its designee for a term of the same duration as the then remaining term of this Agreement, at the same rental charged for comparable locations in the same geographic area. Franchisor shall be permitted to deduct and withdraw from the rent to be paid to Franchisee, all sums due and owing or to become due and owing Franchisor, its parent or its subsidiaries, and all sums owed by Franchisee to third parties in connection with the operation of the Franchised Business or Retail Outlet.

          (b) Purchase all or any portion of the Retail Outlet Assets and any other materials and supplies bearing Franchisor's Name or the Marks. Franchisor's purchase price for the portion of Franchisee's saleable inventory or supplies purchased directly from Franchisor, its parent, subsidiaries or affiliates shall be Franchisee's cost. Franchisor's purchase price for all of the remaining Retail Outlet Assets utilized by Franchisee in the operation of its Retail Outlet shall be the fair wholesale market value thereof ("Value"). In addition, Franchisor shall be permitted to deduct and withdraw from the purchase price to be paid to Franchisee for any such items, all sums due and owing or to become due and owing Franchisor, its parent or its subsidiaries, and all sums owed by Franchisee to third parties in connection with the operation of the Franchised Business or Retail Outlet. In determining the Value of such items, the parties shall exclude any factor or increment for goodwill or going-concern value and other intangibles and where applicable will take into consideration depreciation in an amount equal to the actual depreciation taken by Franchisee on its federal income tax return. Except as provided below, the purchase price will be paid by Franchisor's check against delivery of a bill of sale at the closing of any such purchase, which will occur no later than 30 days from the date of the exercise of the option. Franchisor shall not have the right to purchase Franchisee's Retail Outlet Assets if the termination of the Agreement directly resulted from Franchisor's material breach of the terms, conditions and covenants of this Agreement if the parties are unable to reach agreement as to the Value of the Retail Outlet Assets of Franchisee's business to be purchased by Franchisor, the parties are to appoint an appraiser to make such determination whose determination will be binding upon the parties. The fees and expenses of such appraisal shall be paid in equal portions by the parties. Payment of the purchase price will be paid by Franchisor's check against delivery of a bill of sale at the closing of any such purchase, which will occur at the time and location set by Franchisor.

                                  ARTICLE 15
                     ARBITRATION, OTHER RELIEF; VENUE; LAW

     15.1 Arbitration. Except as otherwise provided in Section 15.2 of this
          -----------
Agreement, any dispute between Franchisor or any of its Affiliates, on the one hand, and Franchisee and/or its Affiliates, on the other hand, arising out of, relating to, or referencing this Franchise Agreement or its breach in any way, (including, without limitation, any claim sounding in tort arising out of the relationship created by this Franchise Agreement and any claim that this Franchise Agreement or any part of it is invalid, illegal, or otherwise voidable or void) shall be resolved by submission to binding arbitration by the American Arbitration Association ("AAA"). Except as specifically modified by this Article 15, the AAA Commercial Arbitration Rules shall apply to all arbitrations.

     "Affiliates", as used in this Article 15, includes, without limitation, all shareholders, partners, owners, direct and indirect parents and subsidiaries, all affiliates thereof, and all officers, directors, employees, and agents of the foregoing, acting in the course of conducting the business activities related to Franchisor or Franchisee, as the case may be.

     15.2 Disputes Not Subject to Arbitration. The following disputes are not
          -----------------------------------
subject to arbitration as set forth in this Article 15:

     (a) Any claim by Franchisor for monies due to Franchisor by Franchisee;

     (b) Any disputes relating to (i) Franchisee's use of the Name, Marks, or any other mark in which Franchisor or any of its affiliates has an interest;
(ii) acts which otherwise violate Franchisee's obligations under Article 1 of this Franchise Agreement; or (iii) conduct which is alleged to otherwise infringe the intellectual property rights of Franchisor or any of its affiliates;

     (c) any dispute relating to the assignment of interests in violation of Article 13 of this Agreement;

     (d) Any dispute for which Franchisor is entitled to terminate this Franchise Agreement without prior notice under the provisions of Section 14 of this Franchise Agreement;

     (e) Any dispute in any way relating to the scope, application or enforceability of this Article 15; and

     (f) Any dispute, other than those enumerated above, in which a temporary or preliminary injunctive relief is sought, but only to the extent of proceedings for such relief, as further provided in Section 15.6 hereof.

     15.3  Law; Venue. Except as specifically modified by this Article 15, New
           ----------
York law shall be applied to all arbitrated issues. Notwithstanding any provision of this Agreement relating to under which state laws this Franchise Agreement shall be governed by and construed, all issues relating to arbitrability or the enforcement of the agreement to arbitrate contained herein shall be governed by the Federal Arbitration Ace (9 U.S.C. Section 1 et. seq.) and the federal common law of arbitration. All arbitration hearings and other arbitration proceedings shall take place in Nassau County, New York, or if Franchisor so elects, in the county where the principal place of business of Franchisee is then located.

     15.4  Self-Executing; Severability; Default; Limitation of Damages. The
           ------------------------------------------------------------
arbitration provisions of this Article 15 shall be deemed to be self-executing and shall remain in full force and effect after expiration or termination of this Franchise Agreement. Franchisor and Franchisee agree that arbitration shall be conducted on an individual, and not a class-wide or multiple plaintiff basis. Should either party fail to appear at any properly noticed arbitration proceeding, an award may be entered against that party by default or otherwise notwithstanding the failure to appear. Judgment upon an arbitration award may be entered in any court having competent jurisdiction and shall be binding, final and non-appealable. No punitive or exemplary damages shall be awarded against either Franchisor, Franchisee, or entities related to either of them in an arbitration proceeding or otherwise, and are hereby waived. The provisions of this Article 15 shall be construed as independent of any other covenant or provision of this Franchise Agreement; provided, however, that if a court of competent jurisdiction determines that any of these provisions are unlawful in any way, the court shall modify or interpret those provisions to the minimum extent necessary to cause them to comply with the law.

     15.5  Time Limitation. Franchisor and Franchisee agree that no action
           ---------------
(whether arbitration, or court proceedings seeking damages, injunctive, equitable, or other relief, including but not limited to rescission) will be maintained by either Franchisor or Franchisee to enforce any liability or obligation of the other party, whether arising from this Franchise Agreement or otherwise, unless brought before the expiration of the earlier of (a) one year after the date of discovery of the facts resulting in the alleged liability or obligation; or (b) two years after the date of the first act or omission giving rise to the alleged liability or obligation. Should any state or federal law mandate or permit, by notice or otherwise, a shorter period for bringing any claim or action, that shorter period shall apply. Notwithstanding the foregoing, an action to enforce a judgment obtained in any arbitration or other permitted proceeding may be brought as permitted by law.

     15.6  Injunctive or Extraordinary Remedies. Notwithstanding the provisions
           ------------------------------------
of this Article 15, because the Franchised Business is part of a system of commercial establishments having a common appearance and presenting a uniform public identity and Franchisee's failure to comply with the terms of this Franchise Agreement would cause irreparable damage to Franchisor, other System fanchisees, and the Name, the Marks, and the System, should Franchisee fail to comply with any of its obligations pursuant to this Franchise Agreement, other than its obligations to pay money to Franchisor, Franchisor shall have the right to bring an action in any court of competent jurisdiction for injunctive or other extraordinary relief, without the necessity of posting any bond (and if bond shall nevertheless be required by a court of competent jurisdiction, the parties agree that the sum of $100 shall be sufficient bond) to obtain a decree of specific performance enforcing those obligations and/or an injunction against Franchisee's continued conduct in violation of this Franchise Agreement, either before or during the pendency of any arbitration or other proceedings. This coverant shall be independent, severable, and enforceable notwithstanding any other rights or remedies of Franchisor.

     15.7  Venue. The parties acknowledge that Franchisor operates a nationwide
           -----
franchise system, with franchisees located in numerous different states and in numerous counties and cities within such states. Accordingly, the parties hereby agree as follows:

           (a)   ANY AND ALL COURT PROCEEDINGS ARISING FROM MATTERS DESCRIBED IN
SECTION 15.2 HEREOF SHALL BE BROUGHT IN, AND ONLY IN, THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK (NEW YORK, NEW YORK). NO INDIVIDUAL OR ENTITY (WHETHER NAMED OR OTHERWISE DESIGNATED) SHALL BE JOINED AS A PARTY TO SUCH PROCEEDINGS IF SUCH JOINDER HAS THE EFFECT OF DESTROYING FEDERAL COURT JURISDICTION UNLESS THAT INDIVIDUAL OR ENTITY IS A NECESSARY PARTY TO THE PROCEEDING AS A MATTER OF LAW. WHERE THERE IS NO UNITED STATES DISTRICT COURT HAVING JURISDICTION OVER THE DISPUTE, THE PROCEEDING MAY BE INITIATED IN, AND ONLY IN, A COURT OF NEW YORK HAVING COMPETENT JURISDICTION IN OR ABOUT NEW YORK COUNTY, NEW YORK. FRANCHISOR AND FRANCHISEE HEREBY CONSENT TO THE EXERCISE OF JURISDICTION BY SUCH COURTS.

           (b) THE PARTIES AGREE THAT ALL DISPUTES ADMITTED TO THE COURT PURSUANT TO SECTION 15.2 SHALL BE TRIED TO THE COURT SITTING WITHOUT A
JURY, NOTWITHSTANDING ANY STATE OR FEDERAL CONSTITUTIONAL OR STATUTORY RIGHTS OR PROVISIONS.

           (c) NO PUNITIVE OR EXEMPLARY DAMAGES SHALL BE AWARDED AGAINST EITHER FRANCHISOR OR FRANCHISEE, OR ANY AFFILIATES OF EITHER OF THEM, IN ANY PROCEEDING ARISING UNDER SECTION 15.2 HEREOF AND ALL CLAIMS TO SUCH DAMAGES ARE HEREBY WAIVED.

     15.8  Governing Law. This Agreement and the totality of the legal relations
           -------------
among the parties hereto shall be governed by the construed in accordance with the laws of the State of New York, except (i) for matters within (A) the purview
                                   ------
of the federal Lanham Act or (B) the Federal Arbitration Act, which matters shall be construed in accordance with such federal laws, as applicable; and (ii) that matters which pertain to (A) the franchise relationship between Franchisor and Franchisee, (B) termination or renewal of this Agreement, (C) restrictions on the ability of Franchisee to compete with Franchisor or other franchisees of Franchisor and/or (D) disclosure requirements regarding the offer or sale of the Franchise shall be governed by the statutes or regulations of the state in which Franchisee is domiciled on the date of this Franchise Agreement; and (iii) the applicable laws, rules, and regulations of the State of New York shall apply to court proceedings brought in New York.

     15.9  Remedies Cumulative. The breach, nonperformance, or default by
           -------------------
Franchisee shall entitle Franchisor to any and all remedies at law or in equity, in addition to any remedies and powers set forth in this Agreement or in any other instruments given in connection herewith, and such remedies and powers at law, in equity, and/or under this Agreement and such other instruments shall be cumulative and not exclusive and may be exercised singularly or cumulatively.

                                  ARTICLE 16
                     ATTORNEYS' FEES AND COLLECTION COSTS

     16.1 Attorneys' Fees.  Should any action or proceeding be brought to
          ---------------
enforce rights pursuant to any portion of this Agreement, the prevailing party shall be entitled to recover reasonable attorney's fees as costs of suit (and not as damages). For purposes of this Section 16.1, prevailing party shall mean the party who is legally entitled to recover costs of suit. A party not entitled to recover costs of suit shall not recover attorney's fees pursuant to this
Section 16.1. Neither the amount of attorney's fees awarded to a party nor the portion of an award to a party equal to the amount offered to that party in any statutory offer to compromise shall be included in calculating the amount of a judgment for purposes of determining whether a party is entitled to recover costs or attorney's fees.

     16.2 Collection and Termination Costs.  Franchisee shall pay Franchisor on
          --------------------------------
demand all attorneys' fees and other expenses incurred by Franchisor in connection with the collection of any sums past due from Franchisee pursuant to this Agreement and/or the termination of this Agreement, whether or not a legal proceeding is commenced or final judgment is obtained, unless Franchisee is awarded attorneys' fees pursuant to Section 16.1 in a lawsuit brought by Franchisor to collect those sums or terminate Franchisee's interest.

                                  ARTICLE 17
                                 MISCELLANEOUS

     17.1 Entire Agreement.  This Agreement and the documents referred to herein
          ----------------
constitute the entire, full and complete agreement between Franchisor and Franchisee concerning the subject matter hereof and supersede all prior agreements. No other representations have induced Franchisee to execute this Agreement. Any and all other undertakings and agreements are merged herein. No amendment, change or variance from this Agreement shall be binding on either party unless mutually agreed to by the parties and executed by their duly authorized officers or agents in writing.

     17.2 Survival of Covenants.  The covenants contained in this Agreement
          ---------------------
which by their terms require performance by the parties after the expiration or termination of this Agreement shall be enforceable notwithstanding the expiration or other termination of this Agreement for any reason whatsoever.

     17.3 Incorporation of Recitals.  The recitals set forth at the head of this
          -------------------------
Agreement are incorporated herein as if fully set forth.

     17.4 Headings.  The article headings are inserted only as a matter of
          --------
convenience and for reference and in no way define, limit or describe the scope or intent of any provision of this Agreement.

     17.5 Definitions.  As used in this Agreement:
          -----------

               (a) "Franchisor" shall mean Great Earth International Franchising Corp.

               (b) "Franchisee" shall mean the individual, partnership, association, company, corporation, or other entity to whom the Franchise has been granted.

               (c) "subsidiary" shall mean any entity of which Franchisor or Franchisee (as the case may be) owns at least 50.001%.

               (d) "affiliate" shall mean, as to a party, any person or entity who controls, is controlled by or is under common control with such party, directly or indirectly.

           (e) "System franchisees" shall mean those persons or other entities, including Franchisee, who are parties to an agreement similar (but not necessarily identical) to this Agreement with Franchisor pursuant to which Franchisor has granted them rights similar to the rights granted Franchisee hereunder.

           (f) "Parties" shall mean (except where the context otherwise requires) Franchisor and Franchisee; the term "person" includes any natural person, firm, association, partnership, corporation, or other entity other than the parties; and the words "hereof", "herein", "hereby" and other words of similar import refer to this Agreement as a whole and not merely the subdivision in which such words appear.

     17.6  Waiver. Each of the parties hereby agrees that the other party shall
           ------
not by act, delay, omission or otherwise be deemed to have waived any of its right or remedies hereunder nor in any other instrument given hereunder, unless such waiver is given in writing, and the same shall be binding only to the extent therein provided and only upon the parties signing the same. A waiver on one occasion shall not be construed as a waiver for any prior or future occasion.

     17.7  Payments, Notices and Communications.
           ------------------------------------

           (a) From time to time when requested by Franchisor, payments to be paid to Franchisor shall be sent by Federal Express (or its successor) or Priorty Overnight mail, postage, prepaid, return receipt requested, to Great Earth International Franchising Corp., 140 Lauman Lane, Hicksville, New York
                                       -------------------------------------
11801.
-----

           (b) Notices and communications required or permitted to be given to Franchisee shall be sent to Franchisee by telephone facsimile; United States certified mail, postage prepaid; or Federal Express (or any other reputable overnight mail service), at such address as may be designated in writing by Franchisee. If Franchisee is other than an individual, Franchisee shall designate in writing to Franchisor the name and address of its agent to receive notice and notice to such agent shall be conclusively presumed to be full and adequate notice to Franchisee. Notice served by this method shall be deemed to be the equivalent in all respects as if Franchisee was personally served in the State of New York. Notice shall be deemed given three business days after deposit in the United States mail, the next business day after deposit with overnight delivery service, or when actually delivered in person.

           (c) Either party may from time to time change the mailing address or telephone facsimile machine for payments, notices or communications by notice in writing pursuant to the provisions of this Section 17.7.

     17.8  Amendment of Agreement. As between the parties, no executory
           ----------------------
agreement shall change, modify or discharge, in whole or in part, the Agreement or any other instrument given in connection herewith, unless in writing and signed by the party to be charged therewith.

     17.9  Successors and Assigns. This Agreement shall inure to the benefit of,
           ----------------------
and be binding upon, the parties hereto and the subscribers hereof and their heirs, successors, representatives, assigns and transferees, where the same is not prohibited by the provisions hereof. This shall only be the case for Franchisee if such successor or assign was agreed to in writing by Franchisor.

     17.10 Relationship of the Parties. Franchisee is, in its relationship with
           ---------------------------
Franchisor, an independent contractor. This Agreement shall not make any of the parties hereto partners or joint venturers one with the other, or make them agents, servant or employee of the other. Franchisee shall not, directly or indirectly, hold itself out as an agent, servant or employee of Franchisor and shall not have the right or power to bind Franchisor or incur any liabilities on Franchisor's behalf. In all public records and in its relationship with other parties, on letterheads and business forms, Franchisee shall indicate its independent ownership of the Franchised Business and (while this Agreement is in effect) that it is only a franchise of Franchisor. Franchisor shall have the right to incur liabilities and enter into contracts on behalf of Franchisee pursuant to Franchisor's rights to make corrections upon termination of this Agreement at the expense of Franchisee as set forth herein.

     17.11 Number and Gender. When required by reason in this Agreement, the
           -----------------
singular shall include the plural and the neuter shall include the feminine and masculine genders and vice versa.

     17.12 Severability. If any term or provision of this Agreement shall be
           ------------
finally held invalid or unenforceable by a court of competent jurisdiction, the same shall not affect the validity of any other term or provision of this Agreement, and the remainder hereof shall continue in full force and effect.

     17.13 Counterparts. This Agreement may be executed in counterparts, all of
           ------------
which together shall constitute this Agreement.

     17.14 Compliance With Applicable Law. To the extent that any provisions of
           ------------------------------
this Agreement provide for periods of notice less than those required by applicable law, or provide for termination, cancellation, non-renewal or the like other than in accordance with applicable law, such provisions shall, to the extent such are not in accordance with applicable law, not be effective, and the parties shall comply with applicable law in connection with each of these matters.

     17.15 Other Franchisees. The parties herby acknowledge and agree that
           -----------------
Franchisor has granted other franchisees rights similar to the rights granted Franchisee herein and contemplates granting additional franchises; and that Franchisor may, in its sole discretion, enter into any other franchise agreements concerning, or itself operate any other, Retail Outlet as Franchisor may in its sole discretion determine. Under no circumstances shall Franchisee grant or attempt to grant any "sub-franchise" or any other kind of license or rights hereunder and any such grant shall be void.

     IN WITNESS WHEREOF, the undersigned have executed this Agreement on the date first herein above set forth.

FRANCHISEE:                                  FRANCHISOR:
XXXX & XXXX XXXX                             GREAT EARTH INTERNATIONAL
                                             FRANCHISING CORP.

By:______________________________            By:______________________________
   XXXX XXXX                                    Gene Bruno, Vice President

Date:____________________________            Date:____________________________

By:______________________________
   XXXX XXXX

Date:____________________________

                   List of Exhibits to Franchise Agreement:



Exhibit A - Description of Geographic Area

Exhibit B - Lease Agreement

Exhibit C - Approved Plans and Specifications for Retail Outlet

                 NONDISCLOSURE, NONCOMPETITION AND NONTRANSFER
                 ---------------------------------------------
                        COVENANT AND PERSONAL GUARANTEE
                        -------------------------------

              (To be executed if Franchisee is not an individual)

     In consideration of the execution by Franchisor of this Franchise Agreement, and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned, being all of the persons and legal entities having a direct or indirect beneficial interest in Franchisee, do hereby agree, individually and jointly, to comply with and be bound by all provisions of this Franchise Agreement in any way related to nondisclosure, noncompetition and nontransfer to the same extent as if each of them were the Franchisee, and hereby agree not to engage in any activities not permitted to the Franchisee thereunder (whether in their own behalf or in any capacity on behalf of any entity).

     Furthermore, the undersigned do hereby agree, individually and jointly, to pay to Franchisor all sums which are due Franchisor pursuant to the terms of this Franchise Agreement in the event Franchisee shall fail to pay any such sum when due.

     This Nondisclosure, Noncompetition and Nontransfer Covenant and Personal Guarantee (i) shall be executed by all persons and other legal entities who now have and who shall from time to time have a direct or indirect beneficial interest in Franchisee, and the execution hereof by all such persons and legal entities shall be the responsibility of the undersigned; (ii) shall be governed in accordance with the laws of the same state whose laws govern this Agreement and (iii) shall be effective despite any renewal, modification, or waiver by Franchisor of any of Franchisee's obligations hereunder, and no such modification, renewal, or waiver shall operate to defeat those covenants.

Signature: _____________________________

Address: _______________________________

         _______________________________

Date: __________________________________

                     EXHIBIT A TO THE FRANCHISE AGREEMENT

Geographical boundaries of the Franchisee's Franchise Area are as follows or as set forth in a map attached to the Franchise Agreement and initialed by the Franchisees and the Franchisor.

XXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXX.